As filed with the Securities and Exchange Commission on January 26, 2016

Registration No. 333-208209

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

7389

(Primary Standard Industrial Classification Code Number)

26-4731758

(I.R.S. Employer Identification Number)

Flat/RM 03-04 20/F Hutchison House 10 Harcourt Road, Central, Hong Kong

+852 3158-0977

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Di Xiao

Chief Executive Officer

Flat/RM 03-04 20/F Hutchison House 10 Harcourt Road, Central, Hong Kong

+852 3158-0977

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Benjamin A. Tan, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Phone (212) 930-9700

Fax (212) 930-9725

From time to time after the Registration Statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 (3)	1,487,000	$1.58	$2,349,460	$236.59 (4)

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee. Our common stock is quoted under the symbol “TKAT” on OTCQB but there has not been any trading in our common stock. In accordance with Rule 457, the offering price of $1.58 per share was determined using the price of the shares that were sold in the private placements on November 16, 2015.

(3)	Consists of 1,000,000 shares of our common stock held by selling stockholders that they purchased in the private placements on November 16, 2015 and 487,000 shares of our common stock issued to a selling stockholder pursuant to a consulting agreement dated November 20, 2015.

(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JANUARY 26, 2016

1,487,000 Shares of Common Stock, Par Value $0.001

Offering by Selling Stockholders

The selling stockholders identified in this prospectus are offering for sale from time to time up to 1,487,000 shares of our common stock, par value $0.001 (“Common Stock”).

1,000,000 shares of Common Stock were issued to the selling stockholders in the private placement transactions which closed on November 16, 2015, which was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”). The remaining 487,000 shares of Common Stock were issued to one selling stockholder as consideration for services pursuant to a consulting agreement dated November 20, 2015 and which was exempt from the registration and prospectus delivery requirements of the Securities Act.

The resale of the shares of Common Stock is not being underwritten. The selling stockholders may sell or distribute the shares, from time to time, depending on market conditions and other factors, through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. Each selling stockholder will determine the prices at which it sells its shares. Although we will incur expenses in connection with the registration of the Common Stock (estimated to be approximately $37,000), we will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders.

Our Common Stock is quoted on the OTCQB under the symbol “TKAT.” As of January 26, 2016, the last reported sale price of our Common Stock quoted on the OTCQB was $3.00 per share.

Investing in our Common Stock involves a high degree of risk. You may lose your entire investment. See “Risk Factors” beginning on page 6 for a discussion of certain risk factors that you should consider.

You should read the entire prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                 ], 2015

 i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder.

The selling stockholders are offering to sell and seeking offers to buy shares of our Common Stock only in jurisdictions where offers and sales are permitted. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision. Contents from our website, http://eng.takungae.com/, are not part of this prospectus.

THE COMPANY

Business Overview

Takung Art Co., Ltd.(the “Company”), a Delaware corporation (formerly Cardigant Medical Inc.), through HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd. (“Hong Kong Takung”), a Hong Kong company and its wholly owned subsidiary and Takung (Shanghai) Co., Ltd. (“Shanghai Takung”), Hong Kong Takung’s wholly-owned subsidiary in Shanghai, China, operates an electronic online platform located at http://eng.takungae.com/ for artists, art dealers and art investors to offer and trade in ownership units in valuable artwork.

Our Corporate Information

We maintain our corporate offices at Flat/RM 03-04 20/F Hutchison House, 10 Harcourt Road, Central, Hong Kong. Our telephone number is +852 3158 0977 and our facsimile number is +8522790 7868. We also have a website at http://eng.takungae.com/.

THE OFFERING

This prospectus relates to (i) 1,000,0000 shares of Common Stock that were sold and have already been issued to the selling stockholders in the private placement transactions which closed on November 16, 2015, and which was exempt from the registration and prospectus delivery requirements of the Securities Act and (ii) 487,000 shares of Common Stock that were issued to one selling stockholder as compensation for services pursuant to a consulting agreement dated November 20, 2015 and which were exempt from the registration and prospectus delivery requirements of the Securities Act.

Common Stock outstanding prior to offering	11,119,276

Common Stock offered by Company	0

Total shares of Common Stock offered by selling stockholders	1,487,000

Common Stock to be outstanding after offering	11,119,276

Use of proceeds of sale	We will not receive any of the proceeds of sale of the shares of Common Stock by the selling stockholders.

Risk Factors	See “Risk Factors” beginning on page 6 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our Common Stock.
OTCQB Trading Symbol	TKAT

Background

On November 16, 2015, we entered into various subscription agreements with and sold to the selling stockholders a total of 1,000,000 shares of Common Stock at a price of $1.58 per share for aggregate gross proceeds of $1,580,000 (the “Private Placements”). The shares were offered and sold without registration under the Securities Act, in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D and/or Rule 903 of Regulation S promulgated thereunder. No commissions were paid by the Company in connection with the Private Placements.

Each of the subscribers in the Private Placements has represented to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Additionally, we completed the Private Placements of the shares pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the shares was completed in "offshore transactions", as defined in Rule 902(h) of Regulation S. We did not engage in any "directed selling efforts", as defined in Regulation S, in the United States in connection with the sale of the shares. The selling stockholders represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the shares for the account or benefit of a U.S. person. The subscription agreements executed between us and the selling stockholders included statements that the shares had not been registered pursuant to the Securities Act and that the shares may not be offered or sold in the United States unless the shares are registered under the Securities Act or pursuant to an exemption from the Securities Act. The selling stockholders agreed by execution of the subscription agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S or Regulation D, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S or Regulation D, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All shares issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S and/or Regulation D of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

In order to induce the selling stockholders to participate in the Private Placements, the Company agreed to file a “resale” Registration Statement on Form S-1 (or any other applicable form exclusively for this offering) within 45 days after closing of the Private Placements to register the shares of Common Stock sold thereunder and shall use its commercially reasonable efforts to have it declared effective within 150 days after Closing. In the event of a full review of the Registration Statement by the SEC, the required effective date will be extended by 30 days.

On November 20, 2015, we entered into a Consulting Agreement with Regeneration Capital Group, LLC (“Regeneration”) for the provision of certain consulting and advisory services, including without limitation, assisting in the preparation of Company financial projections, business plans, executive summaries and website, and recruiting qualified directors and officers. In consideration for providing such services, the Company issued to Regeneration 487,000 restricted shares of Common Stock (the “Compensation Shares”) which are placed in an escrow account maintained with the Company’s attorneys until either (i) the Company has successfully listed its securities on the NASDAQ or other U.S. securities exchange on or before December 31, 2016, whereupon the Compensation Shares shall be forthwith delivered to Regeneration or (ii) if the Company is unsuccessful in listing its securities on the NASDAQ or other U.S. securities exchange on or before December 31, 2016, the Compensation Shares shall be returned to the Company for cancellation. Regeneration shall be entitled to “piggy-back” registration rights with respect to the Compensation Shares. The Compensation Shares were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Plan of Distribution

This offering is not being underwritten. The selling stockholders directly, through agents designated by them from time to time or through brokers or dealers also to be designated, may sell their shares from time to time, in or through privately negotiated transactions, or in one or more transactions, including block transactions, on the OTCQB or on any stock exchange on which the shares may be listed in the future pursuant to and in accordance with the applicable rules of such exchange or otherwise. The selling price of the shares may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices after the shares are quoted on the OTCQB. To the extent required, the specific shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any such agent, broker or dealer and any applicable commission or discounts with respect to a particular offer will be described in an accompanying prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will keep this prospectus effective until the earlier of (i) the date on which all of the securities registered under the registration statement of which this prospectus is a part have been sold or (ii) the date on which the securities may be resold by the selling stockholders without registration and under Rule 144 or any other rule of similar effect.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We will not receive any proceeds from sales of shares by the selling stockholders. We will pay all expenses of registration incurred in connection with this offering (estimated to be $37,000), but the selling stockholders will pay all of the selling commissions, brokerage fees and related expenses.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of any of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

Currency, exchange rate, and “China” and other references

Unless otherwise noted, all currency figures in this filing are in U.S. dollars.

References to “US$,” “dollars” and “U.S. dollars” are to the legal currency of the United States.

References to "yuan" or "RMB" are to the Chinese yuan, the lawful currency of China, which is also known as the “Renminbi”.

References to “HK$” are to the Hong Kong dollars, the legal currency of Hong Kong.

Our reporting currency is US dollars. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of HK$ into U.S. dollars were made at HK$7.7499 to US$1.00 and translations of Renminbi into U.S. dollars were made at RMB 6.3556 to US$1.00, the exchange rates set forth in the H.10 statistical release of the Federal Reserve Board on September 30, 2015. We make no representation that the HK$, Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars, HK$ or Renminbi, as the case may be, at any particular rate or at all. As of November 20, 2015, the translations of HK$ and Renminbi into U.S. dollars were made at HK$7.7500 and RMB 6.835 to US$1.00, respectively.

References to “PRC” or “China” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau.

References to “Hong Kong” are to “Hong Kong, Special Administrative Region of the People’s Republic of China”.

Unless otherwise specified or required by context, references to “we,” “the Company”, “Takung”, “our” and “us” refer collectively to (i) Takung Art Co., Ltd, (ii) the subsidiaries of Takung Art Co., Ltd, HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd (“Hong Kong Takung”), a Hong Kong limited liability company and Takung (Shanghai) Co., Ltd. (“Shanghai Takung”), a wholly-owned subsidiary of Hong Kong Takung incorporated in the Shanghai Free-Trade Zone (SFTZ) in Shanghai, China.

References to the “OTCQB” are to one of the three marketplaces for OTC-traded securities under the banner of the OTC Markets, a securities quotation service, which is accessible at the website www.otcmarkets.com.

References to Shanghai Takung’s “registered capital” are to the equity of Shanghai Takung, which under PRC law is measured not in terms of shares owned but in terms of the amount of capital that has been contributed to a company by a particular stockholder or all stockholders. The portion of a limited liability company’s total capital contributed by a particular stockholder represents that stockholder’s ownership of the company, and the total amount of capital contributed by all stockholders is the company’s total equity. Capital contributions are made to a company by deposits into a dedicated account in the company’s name, which the company may access in order to meet its financial needs. When a company’s accountant certifies to PRC authorities that a capital contribution has been made and the company has received the necessary government permission to increase its contributed capital, the capital contribution is registered with regulatory authorities and becomes a part of the company’s “registered capital.”

References to the “Private Placements” are to the financings consummated on November 16, 2015 with the selling stockholders.

RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY ANY INVESTOR WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. EACH PROSPECTIVE PURCHASER SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND SPECULATIVE FACTORS ASSOCIATED WITH THIS OFFERING, AS WELL AS OTHERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS, BEFORE MAKING ANY INVESTMENT.

THIS PROSPECTUS CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS PROSPECTUS, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

The global economy and the financial markets may negatively affect our business and clients, as well as the supply of and demand for works of art.

Our business is affected by global, national and local economic conditions since the services we provide are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending in Hong Kong and Mainland China. These factors include economic conditions and perceptions of such conditions by Traders, employment rates, the level of Traders’ disposable income, business conditions, interest rates, availability of credit and levels of taxation in regional and local markets. There can be no assurance that our services will not be adversely affected by changes in general economic conditions in Hong Kong and globally.

The art market is influenced over time by the overall strength and stability of the global economy and the financial markets, although this correlation may not be immediately evident. In addition, political conditions and world events may affect our business through their effect on the economies, as well as on the willingness of potential buyers and sellers to invest and sell art in the wake of economic uncertainty.

A decline in trading volumes will decrease our trading revenues.

Trading volumes are directly affected by economic, political and market conditions, broad trends in business and finance, unforeseen market closures or other disruptions in trading, the level and volatility of interest rates, inflation, changes in price levels of artworks and the overall level of investor confidence. In recent years, trading volumes across our markets have fluctuated depending on market conditions and other factors beyond our control. Because a significant percentage of our revenues are tied directly to the trading volumes on our markets, it is likely that a general decline in trading volumes would lower revenues and may adversely affect our operating results. Declines in trading volumes may also impact our market share or pricing structures and adversely affect our business and financial condition.

System limitations or failures could harm our business.

Our businesses depend on the integrity and performance of the technology, computer and communications systems supporting them. If our systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new services. These consequences could result financial losses and decreased customer service and satisfaction. If trading volumes increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

A variety of uncontrollable events may reduce our ability to provide our trading services, impair our ability to provide our services or increase the cost of providing our services.

Our headquarters are in Hong Kong SAR and our servers are in Hong Kong SAR, Macau and mainland China, which are historically susceptible to adverse weather conditions such as typhoons, excessive heat or rain, earthquakes and floods. Those natural disasters may result in significant and extensive damage to our network equipment. Moreover, certain countries and regions, including China, have encountered incidents of the H5N1 strain of bird flu, or avian flu, as well as severe acute respiratory syndrome, or SARS, over the past several years and, in 2009, the outbreak of influenza A (H1N1). In 2010, an earthquake registering 7.1 on the Richter scale struck Qinghai Province. In April 2013, another major earthquake registering 7.0 on the Richter scale struck Ya’an region of Sichuan Province. In 2013, certain areas of China suffered from severe floods. We are unable to predict the effect, if any, that any other future natural disasters and health hazards may have on our business. Any future natural disasters and health hazards may, among other things, significantly disrupt our ability to adequately staff our business, and may generally disrupt our operations. Furthermore, natural disasters and health hazards may severely restrict the level of economic activities in affected areas, which may in turn materially adversely affect our business and prospects. As a result, any natural disasters or health hazards in China may have a material adverse effect on our financial condition and results of operations. These events and others, such as fluctuations in energy costs and computer virus attacks, intrusions or other widespread computing or telecommunications failures, may also damage our ability to provide our services or to obtain insurance coverage with respect to these events.

We have insufficient insurance coverage

We presently do not have any insurance to cover certain events such as physical damage to our property and resulting business interruption, certain injuries occurring on our property and liability for breach of legal responsibilities as we believe, based on our organization, business model and the remote possibility of the incurrence of substantial damages from such events, that the costs of such insurance greatly exceeds the benefits of having it. However, in the possible event of a significant loss from such an event, this may severely impact our performance or continue as a going concern.

The success of our business depends on our ability to market and advertise the services we provide effectively.

Our ability to establish effective marketing campaigns is the key to our success. Our advertisements promote our corporate image and our services. If we are unable to increase awareness of our brand, the benefits of using our trading platform to invest in artwork and that such investment is secure, we may not be able to attract new Traders. Our marketing activities may not be successful in promoting our services or in retaining and increasing our Trader base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may result in a material adverse effect on our results of operations.

Our success is dependent on the receptiveness of Traders of artwork to our platform.

We believe the demand for artwork listings will be generated by our Traders. We hope to educate our Traders on the merits of using our platform to invest in artwork. Not only in the subject artwork secure and insured, it requires less capital for our Traders to invest as they need only invest in artwork units and not purchase the entire piece of artwork. We hope that they will see their investment as less risky as they are presented with the opportunity to diversify their investments through various pieces of artwork. Our success would accordingly depend on the receptiveness of Traders to the merits of investments on our platform.

If we are unable to renew the lease of our property, our operations may be adversely affected.

We do not directly own the land over the property we lease. We may lose our leases or may not be able to renew it when it is due on terms that are reasonable or favorable to us. This may have adverse impact on our operations, including disrupting our operations or increasing our cost of operations.

The failure to manage growth effectively could have an adverse effect on our employee efficiency, product quality, working capital levels, and results of operations.

Any significant growth in the market for our services or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of the date of this Prospectus, we had approximately 32 full time employees and 8 consultants. During any growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the purchase of supplies, development of new products and services, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake our expansion plan and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competitors; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our investments in research and development; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management and operational and technical expertise of certain key personnel. In addition, we will require an increasing number of experienced and competent executives and other members of senior management to implement our growth plans. If we lose the services of any member of our senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

We are dependent on a trained workforce and any inability to retain or effectively recruit such employees, particularly distribution personnel and regional retail managers for our business, could have a material adverse effect on our business, financial condition and results of operations.

We must attract, recruit and retain a sizeable workforce of qualified and trained staff to operate our business. Our ability to implement effectively our business strategy and expand our operations will depend upon, among other factors, the successful recruitment and retention of highly skilled and experienced distribution personnel, regional retail managers and other technical and marketing personnel. There is significant competition for qualified personnel in our business and we may not be successful in recruiting or retaining sufficient qualified personnel consistent with our current and future operational needs.

Our financial results may fluctuate because of many factors and, as a result, investors should not rely on our historical financial data as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the market price of our securities. Operating results may fluctuate in the future due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in operating results could cause the value of our securities to decline. Investors should not rely on comparisons of results of operations as an indication of future performance. As result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of public market analysts and investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

•	vulnerability of our business to a general economic downturn in Hong Kong and mainland China;

•	fluctuation and unpredictability of the prices of the products we sell;

•	changes in the laws of Hong Kong that affect our operations; and

•	our ability to obtain necessary government certifications and/or licenses to conduct our business.

During the course of the audit of our financial statements for the year ended December 31, 2014, we and our independent registered public accounting firm identified three material weaknesses in our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results in accordance with U.S. GAAP could be materially and adversely affected. In addition, investor confidence in us and the market price of our equities could decline significantly if we or our independent registered public accounting firm conclude that our internal control over financial reporting is not effective.

We are subject to reporting obligations under U.S. securities laws. We have limited accounting personnel and other resources with which to address our internal control over financial reporting. We and our independent registered public accounting firm, in connection with the preparation and external audit of our consolidated financial statements for the year ended December 31, 2014, identified three material weaknesses, each as defined in the U.S. Public Company Accounting Oversight Board Standard AU Section 325, Communications About Control Deficiencies in an Audit of Financial Statements, or AU325, in our internal control over financial reporting. As defined in AU325, a "material weakness" is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance.

The material weaknesses identified are related to (i) lack of accounting personnel with appropriate knowledge of accounting principles generally accepted in the United States of America, or U.S. GAAP, (ii) lack of comprehensive accounting policies and procedures manual in accordance with U.S. GAAP, and (iii) lack of risk assessment process. These identified material weaknesses could affect our ability to accurately and timely report our financial results in accordance with U.S. GAAP and to prevent or detect material misstatements of the company's annual or interim financial statements on a timely basis.

Neither we nor our independent registered public accounting firm have undertaken a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other control deficiencies in our internal control over financial reporting as we and they will be required to do. In light of the number of material weaknesses and other control deficiencies that were identified as a result of the limited procedures performed, we believe it is possible that, had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.

Following the identification of these material weaknesses, we have begun taking measures and plan to continue to take measures to remedy these weaknesses and deficiencies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Internal Control over Financial Reporting". However, the implementation of these measures might not fully address these material weaknesses and other control deficiencies in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct these material weaknesses and other control deficiencies or our failure to discover and address any other control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and make related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our equities, may be materially and adversely affected.

Security breaches and attacks against our systems and network, and any potentially resulting breach or failure to otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

Although we have employed significant resources to develop our security measures against breaches, our cybersecurity measures may not detect or prevent all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our systems or that we otherwise maintain. Breaches of our cybersecurity measures could result in unauthorized access to our systems, misappropriation of information or data, deletion or modification of client information, or a denial-of-service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we may be unable to anticipate, or implement adequate measures to protect against, these attacks.

If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liability, our reputation would be harmed and we could sustain substantial revenue loss from lost sales and customer dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber-attacks may target us, our Traders or other participants, the communication infrastructure, or the e-platform on which we depend. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. Cybersecurity breaches would not only harm our reputation and business, but also could materially decrease our revenue and net income.

Future inflation may inhibit our ability to conduct business profitably.

In recent years, the economy in China including Hong Kong has experienced periods of rapid expansion and high rates of inflation. High inflation may in the future cause the Chinese and Hong Kong governments to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China and Hong Kong, and thereby harm the market for our services.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert RMB into foreign currencies and, if RMB were to decline in value, reducing our revenues and profits in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China and Hong Kong use their respective local currencies as their functional currencies. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the RMB depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Starting July 2005, the Chinese government changed its policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB has fluctuated within a narrow and managed band against a basket of certain foreign currencies.  It is possible that the Chinese government will adopt a more flexible currency policy, which could result in more significant fluctuations of the RMB against the U.S. dollar.

The income statements of our China and Hong Kong operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency-denominated transactions results in reduced revenues, operating expenses and net income for our non-U.S. operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of RMB and Hong Kong dollar -denominated transactions results in increased revenues, operating expenses and net income for our non-U.S. operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our non-U.S. subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the non-U.S. subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for most of the capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange, or SAFE. These approvals, however, do not guarantee the availability of foreign currency. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of RMB in the future. Because a significant amount of our future revenues may be in the form of RMB, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in RMB to fund our business activities outside China, or to repay non-RMB-denominated obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations.

The Company’s requirements could exceed the amount of time or level of experience that our sole officer and director may have.

Our success largely depends on the continuing services of our sole officer and director, Di Xiao. Our continued success, also, depends on our ability to attract and retain qualified personnel. We believe that Mr. Xiao possesses valuable business development and marketing knowledge, experience and leadership abilities that would be difficult in the short term to replicate. The loss of his services could have an adverse effect on our business, results of operations and financial condition as our potential future revenues.

Mr. Xiao may not be able to operate our business effectively. There can be no assurance that we will be able to attract and hire officers or directors with similar experience to operate our business, in the event that Mr. Xiao is otherwise unsuccessful in doing so.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in Hong Kong and China do not provide insurance for funds held on deposit. The Hong Kong Deposit Protection Board manages and supervises the operation of the Deposit Protection Scheme, which protects deposit amounts up to only $64,517 (HK$500,000).

On May 1, 2015, the State Council of People’s Republic of China, released the Regulations on Deposit Insurance, with scheme that would insure up to $78,671 (RMB500,000) in deposits made by businesses and individuals per bank. The scheme is backed by a fund run by the People’s Bank of China.

As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our employees and other creditors, we may be unable to continue in business.

Risks Related to Doing Business in Hong Kong

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to you and us.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China had to accept some conditions such as Hong Kong's Basic Law before its return. The Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people's rights and freedom for fifty years from 1997. This agreement had given Hong Kong the freedom to function in a high degree of autonomy. The Special Administrative Region (“SAR”) of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

Some international observers and human rights organizations have expressed doubts about the future of the relative political freedoms enjoyed in Hong Kong, and about the PRC's pledge to allow a high degree of autonomy in Hong Kong. They considered, for example, that the proposals in Article 23 of the Basic Law in 2003 (which was withdrawn due to mass opposition) might have undermined autonomy. On June 10, 2014, Beijing released a new report asserting its authority over the territory. This ignited criticism from many people in Hong Kong, who said that the Communist leadership was reneging on its pledges to abide by the "one country, two systems" policy that allows for a democratic, autonomous Hong Kong under Beijing's rule.

If the PRC were to, in fact, renege on its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

It will be difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in Hong Kong.

Substantially all of our assets will be located in Hong Kong and our officers and our present directors reside outside of the United States. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

We may have difficulty establishing adequate management, legal and financial controls in Hong Kong, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

Although we will be required to implement internal controls, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in Hong Kong in these areas. As a result of these factors, we may experience difficulty in establishing the required controls, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times. If we are unable to establish the required controls, market makers may be reluctant to make a market in our stock and investors may be reluctant to purchase our stock, which would make it difficult for you to sell any shares of Common Stock that you may own or acquire.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in Hong Kong do not provide insurance for funds held on deposit. The Hong Kong Deposit Protection Board manages and supervises the operation of the Deposit Protection Scheme, which protects deposit amounts up to only $64,517 (HK$500,000) As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our employees and other creditors, we may be unable to continue in business.

Our investors do not have the benefit to rely on the Public Company Accounting Oversight Board inspection of our independent registered public accounting firm.

As a company registered with the U.S. Securities and Exchange Commission, or the SEC, and traded publicly in the United States, our independent registered public accounting firm is required by the laws of the United States to be registered with the Public Company Accounting Oversight Board, or the PCAOB, and undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. The PCAOB, however, is currently unable to inspect a registered public accounting firm’s audit work relating to a company’s operations in Hong Kong where the documentation of such audit work is located in Hong Kong. Accordingly, our independent registered public accounting firm’s audit of our operations in Hong Kong is not subject to the PCAOB inspection.

As a result, our investors do not have the benefit of the PCAOB inspection of our independent registered public accounting firm’s audit works and quality control procedures.

RISKS RELATED TO DOING BUSINESS IN THE PEOPLE’S REPUBLIC OF CHINA

Changes in the political and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Some of our operations are conducted in the People’s Republic of China (“PRC”) and part of our revenue is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China's economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our businesses, financial condition and results of operations.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

As some of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC Subsidiary, Shanghai Takung is subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degree of interpretation by PRC regulatory agencies and courts. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

Under the PRC Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify MOFCOM, in advance of any transaction where the parties' revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. In addition, on August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the SAIC, the China Securities Regulatory Commission, or the CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and was amended on June 22, 2009. Under the M&A Rules, the approval of MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review.

If we grow to a certain threshold level, any proposed acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million in the year prior to any proposed acquisition would be subject to MOFCOM merger control review. As a result of, many of the transactions we may undertake could be subject to MOFCOM merger review. Complying with the requirements of the relevant regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. In addition, MOFCOM has not accepted antitrust filings for any transaction involving parties that adopt a variable interest entity structure. If MOFCOM's practice remains unchanged, our ability to carry out our investment and acquisition strategy may be materially and adversely affected and there may be significant uncertainty as to whether transactions that we may undertake would subject us to fines or other administrative penalties and negative publicity and whether we will be able to complete large acquisitions in the future in a timely manner or at all.

We rely to a significant extent on dividends and other distributions on equity paid by our principal operating subsidiary in China to fund offshore cash and financing requirements.

We are a holding company and rely to a significant extent on dividends and other distributions on equity paid by our operating subsidiary in the PRC, for our offshore cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our stockholders, fund inter-company loans, service any debt we may incur outside of China and pay our expenses. When our operating Subsidiary incur additional debt, the instruments governing the debt may restrict its ability to pay dividends or make other distributions or remittances to us. Furthermore, the laws, rules and regulations applicable to our PRC Subsidiary permit payments of dividends only out of their retained earnings, if any, determined in accordance with applicable accounting standards and regulations.

Under PRC laws, rules and regulations, our Subsidiary incorporated in China is required to set aside a portion of its net income each year to fund certain statutory reserves. These reserves, together with the registered equity, are not distributable as cash dividends. As a result of these laws, rules and regulations, our Subsidiary incorporated in China are restricted in their ability to transfer a portion of their respective net assets to their stockholders as dividends. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

Limitations on the ability to pay dividends to us could limit our ability to access cash generated by the operations of those entities, including to make investments or acquisitions that could be beneficial to our businesses, pay dividends to our stockholders or otherwise fund and conduct our business.

The services conducted by our wholly-foreign owned enterprise might be regarded as a form of online advertising or as part of services requiring an Internet content provider license or other licenses and subjecting us to other laws, rules and regulations as well as increased taxes.

Our online platform to list artwork for sale at fixed prices and other related services are currently not classified as a form of online advertising in China or as part of services requiring an ICP license or other licenses. We conduct our fixed price sale of artwork and other related business through our wholly-foreign owned enterprise in the PRC, which are not qualified to operate an online advertising business and do not hold an ICP license. However, we cannot assure you that the PRC government will not classify our business and other related services as a form of online advertising or as part of services requiring an ICP license or other licenses in the future. If new regulations characterize our business and other related services as a form of online advertising or as part of ICP services requiring an ICP license or other licenses, we may have to conduct our business through other entities, which are qualified to operate online advertising business and hold ICP or other licenses.

If we conducted our business through other entities, we may face increased scrutiny from the tax authorities and may incur additional taxes on any services fees paid by such entities to our wholly-foreign owned enterprise. In addition, advertising services are subject to a cultural construction fee under PRC law, which is a 3% surcharge in addition to the applicable value-added tax. If our business and other related services were to be considered a form of online advertising, our revenue from those services would be subject to the 3% surcharge. If that were to occur, our margins would decline and our net income could be reduced. In addition, the substantial revenue streams attributable to our business would then be collected from such other entities and subject to the risks associated with these entities. If the change in classification of our business and other related services were to be retroactively applied, we might be subject to sanctions, including payment of delinquent taxes and late payment interest.

Moreover, PRC advertising laws, rules and regulations require advertisers, advertising operators and advertising distributors to ensure that the content of the advertisements they prepare or distribute is fair and accurate and is in full compliance with applicable law. Violation of these laws, rules or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the PRC government may revoke a violator's license for operating an advertising business.

In addition, for advertising content related to specific types of products and services, advertisers, advertising operators and advertising distributors must confirm that the advertisers have obtained requisite government approvals, including the advertiser's operating qualifications, proof of quality inspection of the advertised products, government pre-approval of the contents of the advertisement and filing with the local authorities. If we become subject to PRC advertising laws, we would need to take steps to monitor, and to ensure that our third-party marketing affiliates monitor, the content of any advertisements displayed on our platforms. This could require considerable resources and time, and could significantly affect the operation of our business, while also subjecting us to increased liability under the relevant laws, rules and regulations. The costs associated with complying with such laws, rules and regulations, including any penalties or fines for our failure to so comply if required, could have a material adverse effect on our business, financial condition and results of operations. Any change in the classification of our business and other related services by the PRC government may also significantly disrupt our operations and materially and adversely affect our business and prospects.

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008, enterprises established under the laws of jurisdictions outside of China with "de facto management bodies" located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. "De facto management body" refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the "de facto management body" of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation's general position on how the "de facto management body" test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. Currently, we generate only a small portion of our revenues offshore. However, if this proportion were to increase and if we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body."

Dividends payable to our foreign investors and gains on the sale of our Common Stock by our foreign investors may become subject to PRC taxation.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable by a resident enterprise to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of Common Stock by such investors is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our Common Stock, and any gain realized by the investors from the transfer of our Common Stock, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of our common stock by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether if we or any of our subsidiaries established outside China are considered a PRC resident enterprise, holders of our common stock would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas and to claim foreign tax credit if applicable. If dividends payable to our non-PRC investors, or gains from the transfer of our common stock by such investors are subject to PRC tax, the value of your investment in our common stock may decline significantly.

We and our stockholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a PRC establishment of a non-PRC company, or other assets attributable to a PRC establishment of a non-PRC company.

On February 3, 2015, the State Administration of Taxation issued the Bulletin on Issues of Enterprise Income Tax and Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, which replaced or supplemented certain previous rules under the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698, issued by the State Administration of Taxation, on December 10, 2009. Pursuant to this Bulletin, an "indirect transfer" of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be recharacterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax.

According to Bulletin 7, "PRC taxable assets" include assets attributed to an establishment in China, immoveable properties located in China, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a "reasonable commercial purpose" of the transaction arrangement, factors to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Where the pay or fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There are uncertainties as to the application of Bulletin 7. As Bulletin 7 was promulgated recently, it is not clear how it will be implemented. Bulletin 7 may be determined by the tax authorities to be applicable to some of our offshore restructuring transactions or sale of the shares of our offshore subsidiaries or investments where PRC taxable assets are involved. The transferors and transferees may be subject to the tax filing and withholding or tax payment obligation, while our PRC Subsidiary may be requested to assist in the filing. Furthermore, we, our non-resident enterprises and PRC Subsidiary may be required to spend valuable resources to comply with Bulletin 7 or to establish that we and our non-resident enterprises should not be taxed under Bulletin 7, for our previous and future restructuring or disposal of shares of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under Bulletin 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. If the PRC tax authorities make adjustments to the taxable income of the transactions under Bulletin 7, our income tax costs associated with such potential acquisitions or disposals will increase, which may have an adverse effect on our financial condition and results of operations.

Restrictions on currency exchange may limit our ability to utilize our revenue effectively.

We believe a significant portion of our revenue will be denominated in Renminbi. The Renminbi is currently convertible under the "current account," which includes dividends, trade and service-related foreign exchange transactions, but not under the "capital account," which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries or variable interest entities. Currently, our PRC Subsidiary, which is a wholly-foreign owned enterprise, may purchase foreign currency for settlement of "current account transactions," including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our stockholders, including holders of our shares of common stock. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries and the variable interest entities.

Our audit reports in our annual reports have been prepared by auditors who are not inspected fully by the Public Company Accounting Oversight Board and, as such, our shareholders are deprived of the benefits of such inspection.

As an auditor of companies that are publicly traded in the United States and a firm registered with the Public Company Accounting Oversight Board, or PCAOB, AWC (CPA) Limited is required under the laws of the United States to undergo regular inspections by the PCAOB. However, because we have substantial operations within the People's Republic of China and Hong Kong, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities, our auditor and its audit work is not currently inspected fully by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside of China have at times identified deficiencies in those auditors' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in China prevents the PCAOB from regularly evaluating our auditor's audits and its quality control procedures. As a result, shareholders may be deprived of the benefits of PCAOB inspections, and may lose confidence in our reported financial information and procedures and the quality of our financial statements.

If additional remedial measures are imposed on the Big Four PRC-based accounting firms, including our independent registered public accounting firm, in administrative proceedings brought by the SEC alleging the firms' failure to meet specific criteria set by the SEC, with respect to requests for the production of documents, we could be unable to timely file future financial statements in compliance with the requirements of the Securities Exchange Act of 1934.

Starting in 2011 the Chinese affiliates of the "big four" accounting firms, (including our independent registered public accounting firm) were affected by a conflict between US and Chinese law. Specifically, for certain US listed companies operating and audited in mainland China, the SEC and the PCAOB sought to obtain from the Chinese firms access to their audit work papers and related documents. The firms were, however, advised and directed that under China law they could not respond directly to the US regulators on those requests, and that requests by foreign regulators for access to such papers in China had to be channeled through the China Securities Regulatory Commission ("CSRC").

In late 2012 this impasse led the SEC to commence administrative proceedings under Rule 102(e) of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the Chinese accounting firms, (including our independent registered public accounting firm). A first instance trial of the proceedings in July 2013 in the SEC's internal administrative court resulted in an adverse judgment against the firms. The administrative law judge proposed penalties on the firms including a temporary suspension of their right to practice before the SEC, although that proposed penalty did not take effect pending review by the Commissioners of the SEC. On February 6, 2015, before a review by the Commissioner had taken place, the firms reached a settlement with the SEC. Under the settlement, the SEC accepts that future requests by the SEC for the production of documents will normally be made to the CSRC. The firms will receive matching Section 106 requests, and are required to abide by a detailed set of procedures with respect to such requests, which in substance require them to facilitate production via the CSRC. If they fail to meet specified criteria, the SEC retains authority to impose a variety of additional remedial measures on the firms depending on the nature of the failure. Remedies for any future noncompliance could include, as appropriate, an automatic six-month bar on a single firm's performance of certain audit work, commencement of a new proceeding against a firm, or in extreme cases the resumption of the current proceeding against all four firms.

In the event that the SEC restarts the administrative proceedings, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, including possible delisting. Moreover, any negative news about any such future proceedings against these audit firms may cause investor uncertainty regarding China-based, United States-listed companies and the market price of our equities may be adversely affected.

If our independent registered public accounting firm were denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined not to be in compliance with the requirements of the Securities Exchange Act of 1934, as amended. Such a determination could ultimately lead to the delisting of our common stock from the OTCQB or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our equities in the United States.

The audit reports included in this prospectus is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and, as such, you are deprived of the benefits of such inspection.

Our independent registered public accounting firm that issues the audit reports included in our prospectus filed with the U.S. Securities and Exchange Commission, as auditors of companies that are traded publicly in the United States and a firm registered with the U.S. Public Company Accounting Oversight Board ("the "PCAOB"), is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors are located in Hong Kong, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, our auditors are not currently inspected by the PCAOB.

Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. This lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating our auditor's audits and its quality control procedures. As a result, investors are deprived of the benefits of PCAOB inspections.

The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor's audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

Risks Relating to Investment in Our Securities

An active public market for our Common Stock may not develop or be sustained, which would adversely affect the ability of our investors to sell their securities in the public market.

We cannot predict the extent to which an active public market for our Common Stock will develop or be sustained.

Shares eligible for future sale may adversely affect the market price of our Common Stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our Common Stock.

Holders of a significant number of our shares and/or their designees may be eligible to sell our shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a non-affiliate stockholder (or stockholders whose shares are aggregated) who has satisfied a six-month holding period, and provided that there is current public information available, may sell all of its securities. Rule 144 also permits the sale of securities, without any limitations, by a non-affiliate that has satisfied a one-year holding period. Any substantial sale of Common Stock pursuant to any resale prospectus or Rule 144 may have an adverse effect on the market price of our Common Stock by creating an excessive supply.

If we fail to maintain effective internal controls, we may not be able to accurately report our financial results or prevent fraud, and our business, financial condition, results of operations and reputation could be materially and adversely affected.

We are a public company and our internal controls are essential to the integrity of our business and financial results. Our public reporting obligations place a strain on our management, operational and financial resources and systems. Although we have implemented measures to enhance our internal controls, and plan to take steps to further improve our internal controls, if we encounter difficulties in improving our internal controls and management information systems, we may incur additional costs and management time in meeting our improvement goals. We cannot assure you that the measures taken to improve our internal controls will be effective. If we fail to maintain effective internal controls in the future, our business, financial condition, results of operations and reputation may be materially and adversely affected.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We do not foresee paying cash dividends in the near future.

We do not plan to declare or pay any cash dividends on our shares of Common Stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income.

USE OF PROCEEDS

We will not receive any of the proceeds from any sales of the shares offered for sale and sold under this prospectus by the selling stockholders.

DILUTION

The shares of Common Stock to be sold by the selling stockholders are shares of Common Stock that are currently issued to our stockholders. Accordingly, there will be no dilution to our existing stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes to those statements included in this prospectus.

Overview

We were incorporated in Delaware under the name Cardigant Medical Inc. on April 17, 2009.  Our initial business plan was to focus on the development of novel biologic and peptide based compounds and enhanced methods for local delivery for the treatment of vascular disease including peripheral artery disease and ischemic stroke.

Pursuant to the Stock Purchase Agreement dated as of July 31, 2014, Yong Li, an individual purchased a total of 22,185,230 restricted shares of Common Stock of the Company from a group of three former stockholders of the Company. In consideration for the shares, Mr. Li paid the sellers $399,344 in cash which came from his own capital. The sellers were Jerett A. Creed, the Company’s former Chief Executive Officer, Chief Financial Officer, director and formerly a controlling stockholder of the Company, the Creed Family Limited Partnership and Ralph Sinibaldi. The shares represented approximately 95% of the Company’s then issued and outstanding common stock. The sale was consummated on August 28, 2014. As a result of the transaction, there was a change in control of the Company.

On August 27, 2014, we entered into a Contribution Agreement with Cardigant Neurovascular. Pursuant to the Contribution Agreement, we assigned all our assets, properties, rights, title and interest used or held for use by our business, (except for certain excluded assets set forth therein) which was the treatment of atherosclerosis and plaque stabilization in both the coronary and peripheral vasculature using systemic and local delivery of large molecule therapeutics and peptide mimetics based on high density lipoprotein targets (“Business”). In consideration for such contribution of capital, Cardigant Neurovascular agreed to assume all our liabilities raising from the Business prior to the date of the Contribution Agreement and thereafter with regard to certain contributed contacts. We granted Cardigant Neurovascular an exclusive option for a period of 6 months to purchase the excluded assets for $1. Cardigant Neurovascular exercised this option October 20, 2014 and the excluded assets were assigned to Cardigant Neurovascular on October 20, 2014.

Also on October 20, 2014, we acquired the business of HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd (“Takung”) through the acquisition of all the share capital of Takung under a Share Exchange Agreement dated September 23, 2014 in exchange for 209,976,000 (pre-Reverse Stock Split) newly-issued restricted shares of our Common Stock to the shareholders of Takung (the “Reverse Merger”).

Takung is a limited liability company incorporated on September 17, 2012 under the laws of Hong Kong, Special Administrative Region, China. Although Takung was incorporated in 2012, it did not commence business operations until late 2013.

As a result of the transfer of the excluded assets pursuant to the Contribution Agreement and the acquisition of all the issued and outstanding shares of Takung, we are no longer conducting the Business and have now assumed Takung’s business operations as it now our only operating wholly-owned subsidiary.

Takung operates an electronic online platform located at http://eng.takungae.com for artists, art dealers and art investors to offer and trade in valuable artwork.

Through Takung, we offer on-line listing and trading services that allow artists/art dealers/owners to access a much bigger art trading market where they can engage with a wide range of investors that they might not encounter without our platform. Our platform also makes investment in high-end and expensive artwork more accessible to ordinary people without substantial financial resources.

On November 5, 2014, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to change our name from “Cardigant Medical Inc.” to “Takung Art Co., Ltd.”

We generate revenue from our services in connection with the offering and trading of artwork on our system, primarily consisting of listing fees, trading commissions, and management fees.

We conduct our business primarily in Hong Kong, Special Administrative Region, People’s Republic of China. Our principal executive offices are located at Flat/RM 03-04, 20/F, Hutchison House, 10 Harcourt Road, Central Hong Kong.

On July 28, 2015, Hong Kong Takung incorporated a wholly owned subsidiary, Takung (Shanghai) Co., Ltd. (“Shanghai Takung”), in Shanghai Free-Trade Zone (SFTZ) in Shanghai, China, with a registered capital of $1 million. Shanghai Takung assists in Hong Kong Takung’s operations by receiving deposits from and making payments to online artwork Traders in mainland China on behalf of Hong Kong Takung.

Results of Operation of Takung

Takung operates a platform for offering and trading artwork. We generate revenue from our services in connection with the offering and trading of artwork on our system, primarily consisting of listing fees, trading commissions, and management fees.

For the years ended December 31, 2014 and 2013

Revenue

Listing fee revenues were $1,774,461 and $290,078; commission revenue were $2,832,158 and $66,477 (net of applicable rebates); gross management fee revenue were $113,243 and $2,293 for the years ended December 31, 2014 and 2013, respectively.

Listing fee revenue and commission revenue are calculated based on a percentage of the listing value and transaction value of artworks, respectively. The Company charged 22.5% to 31% of the listing value of artworks and accounts for this as listing fee revenue. Separately, the Company charged 0.2% of the transaction value on both the purchase and sale sides resulting in an aggregate of 0.4% of the transaction value and accounts for this as commission revenue for the years ended December 31, 2014 and 2013.

Listing value is the total offering price of an artwork when the ownership units are initially listed on our trading platform. The Company utilizes an appraised value as a basis to determine the appropriate listing value for each artwork, or portfolio of artworks.

Transaction value is the dollar amount of the purchase and sale of the ownership units of the artworks after they are listed on our platform.

The reason for the increase in listing revenue and management fee is because more artworks were listed during fiscal year ended December 31, 2014 compared to fiscal year ended December 31, 2013. There were five sets of artwork listed in 2014, compared to only one set of artwork in 2013.

The total listing values of artworks for the year ended December 31, 2014 and 2013 were $6,705,784 (HK$52,000,000) and $1,289,241 (HK$10,000,000), respectively.

Below is a breakdown of the listing values of each artwork listed during 2014:

(i) Two sets of artwork, each with a listing value of $1,289,574 (HK$10,000,000),of which 23.5% was charged as listing fee revenue;

(ii) One set of artwork with a listing value of $1,289,574 (HK$10,000,000),of which 24% was charged as listing fee revenue;

(iii) One set of artwork with a listing value of $1,289,574 (HK$10,000,000),of which 30% was charged as listing fee revenue;

(iv) One set of artwork with value of $1,547,489 (HK$12,000,000), of which 30.5% was charged as listing fee revenue.

This is compared to the corresponding period in 2013, when only one piece of artwork with a listing value of $1,289,241 (HK$10,000,000) was listed and we charged 22.5% of the listing value of the artwork as listing fee revenue.

The total transaction value for the year ended December 31, 2014 was $730,685,981 (5,666,104,221 Hong Kong dollars) versus $16,621,129 (128,921,819 Hong Kong dollars) for the year ended December 31, 2013.

As we did not commence operations until the fourth quarter of fiscal year ended December 31, 2013, there was higher transaction volume in the fiscal year ended December 31, 2014, consequently resulting in much higher commission revenue. The greater number of artwork listed in the year ended December 31, 2014 over the corresponding period in 2013 also contributed to the increase in transaction volume and transaction value.

Cost of Revenue

Costs of revenue for the years ended December 31, 2014 and 2013 were $434,379 and $153,161 respectively. Our costs of revenue primarily include the leasing of equipment, depreciation and amortization of hardware and software for our trading platform. As we prepared for the commencement of our operations in the fourth quarter of 2013, we started to acquire and develop hardware and software and lease equipment, such as servers, in the second and third quarters of 2013. The software, hardware and equipment are amortized and depreciated throughout their useful lives as stated in our accounting policy. Since the depreciation and amortization period was short in 2013 compared to 2014, our costs of revenue were lower in 2013. Additionally, we added new hardware and developed new and upgraded existing functionality of our trading, banking integration and social media platforms in 2014.

In the third quarter of 2014, we entered into an agreement with Qianrong to develop software for us with a total contract amount of $644,173 (HK$4,995,000). The agreement is divided into eight modules, according to different upgrades and new functionalities. As of December 31, 2014, six out of the eight modules have been completed and are operational. We have started to capitalize (with a total cost of $296,011 (HK$2,295,000)) and amortize these costs and such costs would contribute to an increase in in our costs of revenue through 2015.

Gross Profit

Gross profit was $4,285,483 for the year ended December 31, 2014, compared to $205,687 in 2013. The increase was because operations had not commenced until the fourth quarter of 2013.

The increase in both gross profit and gross profit percentage in 2014 is due to an increase in the number of new listings of artwork and the increase of total trading volume. There was only one listing in 2013 and the total trading volume on our platform was comparatively lower because trading was not commenced until the later part of the year. As our trading platform was operating for the whole fiscal year and as we spent more time and money on marketing and promoting our trading platform, the number of listings and total trading volume increased in 2014. The total trading volume in 2013 and 2014 were 42,583,000 units and 1,677,373,600 units respectively.

Operating Expenses

Operating expenses for the year ended December 31, 2014 were $2,605,985, compared to $205,821 for the year ended December 31, 2013. There was significant increase in operating expenses in the year ended December 31, 2014 since the Company did not have significant operations until the fourth quarter of 2013. The operating expenses incurred during the year ended December 31, 2013 were primarily in connection with the incorporation of the Company, setting up of the office and preparation of the trading platform. The one-time transaction cost associated with the Reverse Merger during the year ended December 31, 2014 was $150,720 (HK$ 1,165,271). In addition, the increased marketing expenses in order to promote our brand and trading platform and the increased professional service fees in relation to being a public company contributed to the increase of the operating expenses in fiscal year ended December 31, 2014 compared to fiscal year ended December 31, 2013 .

The following table sets forth main the components of the Company’s operating expenses for the years ended December 31, 2014 and 2013.

	Year ended December 31, 2014		Year ended December 31, 2013
	Amount($)	% of Total	Amount($)	% of Total
Consultancy fee	518,339	19.9%	3,384	1.6%
Legal and professional fees	387,236	14.9%	23,214	11.3%
Salary and welfare	330,352	12.7%	27,627	13.4%
Office expenses and rental	170,839	6.6%	89,969	43.7%
Marketing expenses	904,177	34.7%	8,537	4.2%
Traveling and accommodation fees	129,434	5.0%	8,480	4.1%
Others	165,608	6.2%	44,610	21.7%
Total G&A	$2,605,985	100.0%	$205,821	100.0%

Net Income (loss)

We had a net income for the year ended December 31, 2014 of $1,369,537, versus a net loss of $3,669 for the year ended December 31, 2013. We became profitable because we were already operating with six listings and had a healthy trading volume on our platform during the year ended December 31, 2014, whereas we were still in our start-up phase during the year ended December 31, 2013.

Three Months Ended September 30, 2015 and 2014

Revenue

Our revenue mainly consists of listing, commission and management fees. Listing fee revenue was $439,811 and $309,637; commission revenue was $2,239,526 and $569,482 (net of applicable rebates); gross management fee revenue was $26,889 and $42,741, and annual fee revenue was $162 and $0 for the three months ended September 30, 2015 and 2014 respectively.

During the three months period ended September 30, 2015, we successfully listed seven pieces of precious stones and three pieces of amber onto our system. The total listing values were $180,620(HK$1,400,000) for all the precious stones and $812,792(HK$6,300,000) for the ambers, of which 32% and 47% were charged as listing fee revenue, respectively. Compared to the corresponding period ended September 30, 2014 when there was only one artwork listed, valuing$1,290,154 (HK$10,000,000) with 24% of the value of the artwork charged as listing fee revenue.

During the three months ended September 30, 2015, commission revenue increased significantly, due to the commencement of operations of Takung Shanghai in July 2015 that allowed transactions to be settled in Renminbi. This benefit expanded our trading population base in mainland China. The total transaction value for the three months ended September 30, 2015 was $771,491,099 (HK$5,979,888,932) versus $147,368,260 (HK$1,142,253,251) for the three months ended September 30, 2014.

Also, because more artworks were listed in the current quarter, we experienced higher transaction volumes and amounts. The total trading amount and trading volume increased by 423% and 95% respectively during the three months ended September 30, 2015 compared with the corresponding period in 2014. Takung Shanghai contributed 69% of the total trading volume, and 46% of the total trading amount. All these factors contributed to the significant increase of commission revenue by $1,670,044 in the current period compared to the corresponding period in 2014.

During the three months period ended September 30, 2015, management fee revenue decreased by $15,582, from $42,741 to $26,889 for the three months ended September 30, 2014 and September 30, 2015, due to the discount rewarded to traders.

During the three months period ended September 30, 2015, annual fee revenue was $162 and $0 for the three months ended September 30, 2015 and 2014, respectively, as a premium services were only introduced to traders in 2015.

Cost of Revenue

Cost of revenue for the three months ended September 30, 2015 and 2014 was $214,530 and $119,156, respectively. Our cost of revenue primarily includes the leasing of equipment, depreciation and amortization of hardware and software for our trading platform. Since the second half of 2014, we have acquired additional hardware and equipment, developed new and upgraded the existing functionality of our trading, banking integration and social media platforms.

In the third quarter of 2014, we entered into an agreement with Qianrong to provide software development services with a total contract amount of $902,592 (HK$6,995,000). The services contracted for are divided into different modules, according to different upgrades and new functionalities. As of September 30, 2015, eight out of the ten modules have been completed and are operational. We have started to capitalize (with a total cost of $554,201 (HK$4,295,000)) and amortized these costs once the modules were completed. All of these additional costs from gradual completion of our platform system modules and addition of equipment contributed to an increase in our cost of revenue through 2015.

Gross Profit

Gross profit was $2,491,858 for the three months ended September 30, 2015, compared to $802,704 for the three months ended September 30, 2014. The increase was due to the higher transaction volume and larger trading amount with more artworks trading on our platform.

The gross profit margin during the three months ended September 30, 2015 was 92.1% compared to 87.1% in the corresponding period in 2014. The increase in profitability was due to significant revenue increase from an increase in trading volume and trading amount, which exceeded the growth rate of cost of revenue. This led to a 5% increase in gross profit margin during the three months ended September 30, 2015.

Operating Expenses

Operating expenses for the three months ended September 30, 2015 were $999,072 compared to $415,437 for the three months ended September 30, 2014. The substantial increase was primarily due to an increase in consultancy fees by $40,729 due to more consultants being engaged, an increase in legal and professional fees amounting to $114,436 because of more filing and compliance activities; an increase in office and rental expense by $61,358 because of the newly rented office for Takung in Hong Kong; an increase in marketing expenses by $99,385, and an increase in travelling expenses amounting to $4,241 because of more promotional activities to expand our operations, and an increase of stock-based compensation amounting to $186,000 due to the issuance of 300,000 shares for consulting services.

The following table sets forth the main components of the Company’s operating expenses for the three months ended September 30, 2015 and 2014.

	Three months ended September 30, 2015		Three months ended September 30, 2014
	Amount($)	% of Total	Amount($)	% of Total
Consultancy fee	132,692	13.3%	91,963	22.1%
Legal and professional fees	238,784	23.9%	124,348	29.9%
Salary and welfare	52,044	5.2%	79,112	19.0%
Office expenses and rental	104,856	10.5%	43,498	10.5%
Marketing expenses	116,090	11.6%	16,705	4.0%
Traveling and accommodation fees	34,036	3.4%	29,795	7.2%
Stock-based compensation	186,000	18.6%	-	-
Others	134,570	13.5%	30,016	7.3%
Total G&A	$999,072	100.0%	$415,437	100.0%

Net Income

We had a net income for the three months ended September 30, 2015 of $1,144,073 compared to net income of $319,112 for the three months ended September 30, 2014.

The increase in net income during this current period was due to an increase in artworks listed and higher trading volume due to more artworks being listed on our platform and larger trader population base following the inception of Takung Shanghai, as discussed in previous paragraphs.

Nine Months Ended September 30, 2015 and 2014

Revenue

Our revenue comprises mainly listing, commission and management fees. Listing fee revenue was $1,549,587 and $915,632; commission revenue was $3,267,516 and $1,442,443 (net of applicable rebates); gross management fee revenue was $98,674 and $77,373; and annual fee revenue was $1,591 and $0 for the nine months ended September 30, 2015 and 2014, respectively.

During the nine months ended September 30, 2015, there were four pieces of jewelry, twelve pieces of precious stones, and three pieces of amber successfully listed on our system. The total listing values were $1,625,827 (HK$12,600,000) for the four pieces of jewelry, $1,470,987 (HK$11,400,000) for the twelve pieces of precious stones, and $812,914 (HK$6,300,000) for three pieces of amber, of which 31%, 47% (for the five piece of precious stones listed in the first half year) and 32% (for the other seven pieces of precious stones listed in the third quarter of 2015), and 47% (for the amber pieces) of the listed values were charged as listing fee revenue, respectively.

Compared to the corresponding period ended September 30, 2014, only three paintings with a total listing value of $3,868,871 (HK$30,000,000) were listed, of which 23.5% of the value of two paintings, and 24% of the value of one painting of the listed value were charged as listing fee revenue.

The increase in number of pieces listed, listing values and corresponding listing fees charged during the nine months ended September 30, 2015 compared to nine months ended September 30, 2014 resulted in an increase in listing fee revenue in the current period.

During the nine months period ended September 30, 2015, commission revenue increased significantly mainly due to more artworks being listed and commencement of operations of Takung Shanghai in July 2015 that allowed transactions to be settled in Renminbi. This increased the number of traders from mainland China. The total transaction value for the nine months ended September 30, 2015 was $1,282,951,210 (HK$9,942,746,217) versus $365,672,429(HK$2,835,497,198) for the nine months ended September 30, 2014.

Our trading volume and transaction amounts increased significant, especially during August and September 2015. Trading amount and trading volume increased by 251% and 152% respectively during the nine months ended September 30, 2015 compared to corresponding period in 2014. Takung Shanghai contributed 21% of the total trading volume, and 28% of the total trading amount and this resulted in the significant increase of our commission revenue by $1,825,073.

During the nine-month ended September 30, 2015, management fee revenue increased by $21,301, from $77,373 for the nine months ended September 30, 2014 to $98,674 , due to the aforementioned increase in trading amount and volume.

During the nine-month period ended September 30, 2015, annual fee revenue increased from $0 to $1,591, as a premium services were only introduced to our traders in 2015.

Cost of Revenue

Cost of revenue for the nine months ended September 30, 2015 and 2014 was $592,342 and $296,029, respectively. Our cost of revenue primarily includes the leasing of equipment, depreciation and amortization of hardware and software for our trading platform. Since the second half of 2014, we have acquired additional hardware and equipment, developed new and upgraded the existing functionality of our trading, banking integration and social media platforms.

In the third quarter of 2014, we entered into an agreement with Qianrong to provide software development services with a total contract amount of $902,592 (HK$6,995,000). The services contracted for are divided into different modules, according to different upgrades and new functionalities. As of September 30, 2015, eight out of the ten modules have been completed and are operational. We have started to capitalize (with a total cost of $554,201(HK$4,295,000)) and amortized these costs once the modules were completed. All of these additional costs from gradual completion of our platform system modules and addition of equipment contributed to an increase in our cost of revenue through 2015.

Gross Profit

Gross profit was $4,325,026 for the nine months ended September 30, 2015, compared to $2,139,419 for the nine months ended September 30, 2014. The increase was primarily due to increased revenue from higher transaction volume with more artworks trading on our platform.

The gross profit margin during the nine months ended September 30, 2015 was comparable to the corresponding period in 2014.

Listing fees contributed 31.5% of the total revenue compared to 37.6% in the corresponding period in 2014, while commission revenue contributed 66.4% compared to 59.2% in the corresponding period in 2014. Although there was an increase in listing fee and commission revenue in the current period, the positive factors were offset by the increase in the cost during the same period due to larger depreciation expense from the addition of platform system modules and equipment. Depreciation under the cost of revenue was increased by 79% in the current period compared to the same period in 2014. Consequently, we posted a comparable gross profit margin of 88% and 87.8% for the nine months ended September 30, 2015 and 2014 respectively.

Operating Expenses

Operating expenses for the nine months ended September 30, 2015 were $2,124,550 compared to $970,951 for the nine months ended September 30, 2014. The substantial increase was primarily due to an increase in consultancy fees amounting to $111,174 because of more consultants being engaged; an increase in legal and professional fees amounting to $249,019 because of more filing and compliance activities; an increase in salaries amounting to $134,555 because of an increase in employee headcount; an increase in office and rental expenses by $103,194 because of the new rented office for Takung in Hong Kong; an increase of marketing expenses by $136,681, an increase in travelling expenses amounting to $59,260 because of more promotional activities to expand our operations and an increase of stock-based compensation amounting to $186,000 due to the issuance of 300,000 shares for consulting services.

The following table sets forth the main components of the Company’s operating expenses for the nine months ended September 30, 2015 and 2014.

	Nine months ended September 30, 2015		Nine months ended September 30, 2014
	Amount($)	% of Total	Amount($)	% of Total
Consultancy fee	352,326	16.6%	241,152	24.8%
Legal and professional fees	504,703	23.8%	255,684	26.3%
Salary and welfare	312,146	14.7%	177,591	18.3%
Office expenses and rental	231,745	10.9%	128,551	13.2%
Marketing expenses	173,888	8.2%	37,207	3.8%
Traveling and accommodation fees	130,598	6.1%	71,338	7.3%
Stock-based compensation	186,000	8.7%	-	-%
Others	233,144	11.0%	59,428	6.3%
Total G&A	$2,124,550	100.0%	$970,951	100.0%

Net Income

We had a net income for the nine months ended September 30, 2015 of $1,715,344 compared to net income of $963,474 for the nine months ended September 30, 2014.

The increase in net income during this current period was due to an increase in artworks listed and higher trading volume due to more artworks being listed on our platform, and larger trader population base following the inception of Takung Shanghai, as discussed in previous paragraphs.

Liquidity and Capital Resources

Sources of Liquidity

During the nine months ended September 30, 2015, net cash provided by operating activities totaled $811,630. Net cash used by investing activities totaled $507,032. Net cash provided by financing activities was $1,928,191. The resulting change in cash for the period was an increase of $2,235,842. The cash balance at the beginning of the period was $2,355,839. The cash balance on September 30, 2015 was $4,591,681. Of the $4,591,681, we had $3,604,195 denominated in Hong Kong dollars in Hong Kong banks and $987,486 denominated in Renminbi and deposited in a bank in China.

If our operating subsidiaries were to incur additional debt on their own behalf in the future, the instruments governing the debt may restrict the ability of our operating subsidiaries to transfer cash to our U.S. investors.

There is no foreign exchange control or restrictions on capital flows into and out of Hong Kong. Hence, our Hong Kong operating subsidiary is able to transfer cash without any limitation to the U.S. under normal circumstances.

In contrast, applicable PRC law permits payment of dividends to us by our operating subsidiary in China only out of its net income, if any, determined in accordance with PRC accounting standards and regulations. Our operating subsidiary in China is also required to set aside a portion of its net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of the subsidiary's registered capital. These reserves are not distributable as cash dividends. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

The Renminbi is currently convertible under the "current account," which includes dividends, trade and service-related foreign exchange transactions, but not under the "capital account," which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries or variable interest entities. Currently, our PRC subsidiary, which is a wholly-foreign owned enterprise, may purchase foreign currency for settlement of "current account transactions," including payment of dividends to us, without the approval of State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our stockholders, including holders of our shares of common stock. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our PRC subsidiary.

During the nine months ended September 30, 2014, net cash generated from operating activities totaled $1,314,477. Net cash used by investing activities totaled $185,209. No cash was generated from financing activities during the period. The resulting change in cash for the period was an increase of $1,127,414. The cash balance at the beginning of the period was $260,187. The cash balance on September 30, 2014 was $1,387,601.

As of September 30, 2015, the Company had $16,013,848 in total current liabilities, which comprised $14,987 in accounts payable, $534,141 in accrued expense and other payables, $14,719,845 in customer deposits, and $744,875 in tax payables. As of December 31, 2014, the Company had $9,009,168 in total current liabilities, which comprised $1,891,525 in accrued expenses and other payables, $6,865,821 in customer deposits, $2,730 due to our director, and $249,092 in tax payables.

The Company had deferred tax liabilities as long-term liability of $51,261 as of September 30, 2015, and $66,555 as of December 31, 2014, respectively. The Company’s total liabilities as of September 30, 2015 and December 31, 2014 amounted to $16,065,109 and $9,075,723, respectively.

The Company is not aware of any known trends, events or uncertainties which may affect its future liquidity. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Future Financings

Our business is sufficiently funded by cash generated from our operating activities. In order to further expand our business operations at a higher growth rate, we may need to obtain financing through equity sales of our common shares. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to expand our operations and other activities or if we are able, there is no guarantee that existing stockholders will not be substantially diluted.

Critical Accounting Policies

We regularly evaluate the accounting policies and estimates that we use to make budgetary and financial statement assumptions. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Reverse Stock Split

On August 10, 2015, the Company’s board of directors and a majority of the Company’s stockholders approved a reverse stock split of its issued and outstanding shares of Common Stock at a ratio of 1-for-25.

Upon filing of the Certificate of Amendment, every twenty-five shares of the Company’s issued and outstanding Common Stock were automatically converted into one issued and outstanding share of Common Stock, without any change in par value per share. All references made to share or per share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the 1-for-25 reverse stock split. See Note 8 in the consolidated statements for the period ended September 30, 2015 for additional information about the reverse stock split.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of September 30, 2015 and December 31, 2014, respectively.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of September 30, 2015 and December 31, 2014, the Company’s cash and cash equivalents amounted $4,591,681 and $2,355,839, respectively. All of the Company’s cash deposit is held in a financial institution located in Hong Kong and China where there is currently regulation mandated on obligatory insurance of bank accounts.

Restricted Cash

Restricted cash represents the cash deposited by the traders (“buyers and sellers”) into specific bank accounts under Takung (“the broker’s account”) in order to facilitate the trading ownership units of the artwork. The buyers are required to have their funds transferred to the broker’s account before the trading take place. Upon the delivery of the ownership units, the seller can send instructions to the bank, requesting the amount to be transferred to their personal accounts. After deducting the commission and the management fee as per Takung’s instruction, the bank will transfer the remainder to the seller’s personal account. Except for instructing the bank to deduct the commission and management fee, Takung has no right to manipulate any funds in the broker’s account. Restricted cash was $14,719,845 and $6,865,821 as of September 30, 2015 and December 31, 2014, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains or losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred.

Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets' estimated residual value:

Classification	Estimated useful life

Furniture, fixtures and equipment	5 years

Leasehold improvements	3 years

Computer trading and clearing system	5 years

Long-lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When these events occur, the Company assesses the recoverability of these long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the future undiscounted cash flow is less than the carrying amount of the assets, the Company recognizes an impairment equal to the difference between the carrying amount and fair value of these assets.

No impairments were recorded during the period ended September 30, 2015 and December 31, 2014, respectively.

Revenue Recognition

The Company generates revenue from its services in connection with the offering and trading of artwork on our system, primarily consisting of listing fees, trading commissions, and management fees.

We recognize revenue once all of the following criteria have been met:

•	persuasive evidence of an arrangement exists;

•	delivery of our obligations to our customer has occurred;

•	the price is fixed or determinable; and

•	collectability of the related receivable is reasonably assured

Listing fee – The Company collects a listing fee once the ownership shares of the artwork are listed and successfully traded on our system, based on the agreed percentage of the total offering price. This amount is collected from the money raised from the issuance of such shares accounted as the listing fee revenue accordingly. When the ownership shares of the artwork is listed and starts trading on our system, the Original Owner and/or the Offering Agent shall pay us a one-time offering fee and a listing deposit. The offering fee is determined based on many factors, such as the type of artwork and the offering size. We generally charge approximately 22.5-47% of the total offering price for calligraphies, paintings, jewelry, ambers and precious stones, which are the types of artwork listed and traded on our system as of September 30, 2015. Listing fee revenue was $439,811 and $1,549,587 for the three and nine months ended September 30, 2015, respectively, and $309,637 and $915,632 for the three and nine months ended September 30, 2014.

Commission – The Company charges trading commissions for the purchase and sale of the ownership units of the artworks. The commission is typically 0.3% of the total amount of each transaction, but as an initial promotion, we currently charge a reduced fee of 0.2% of the total transaction amount with the minimum charge of $0.13 (HK$1). The commission is accounted for as revenue and immediately deducted from the proceeds from the sales of artwork ownership units when a transaction of the sales of artwork units is completed.

As part of the referral incentive program, the Company would rebate 5% of the commission earned from the transaction to the related referrer. A discount program is offered to VIP traders — when their trading volumes of the certain artworks reach an agreed level of each month, a contractually determined flat rate of trading commission is applied to the transactions of these certain artworks. Any trading commission charges incurred by the VIP traders over the flat rate will be waived. The discounted rate varies between the selected artworks. Besides, a separate discount program is offered to the buyers by waiving their trading commissions during certain promotion periods. The rebates and discounts are recognized as a reduction of revenue in the same period the related revenue is recognized.

Commission revenue was $2,239,526 and $3,267,516 for the three and nine months ended September 30, 2015, respectively, and $569,482 and $1,442,443 for the three and nine months ended September 30, 2014, respectively.

Management fee – The Company charges management fees for covering the insurance, storage, and transportation for an artwork and trading management of artwork units, which are calculated at $0.0013 (HK$0.01) per 100 artwork ownership units per day. The management fee is accounted for as revenue, and immediately deducted from the proceeds from the sales of artwork ownership units when a transaction is completed.

A discount program is offered to waive the management fee during certain promotion periods. Such discount is recognized as a reduction of the revenue in the same period the related revenue is recognized.

Gross management fee revenue was $26,889 and $98,674 for the three and nine months ended September 30, 2015, respectively, and $42,741 and $77,373 for the three and nine months ended September 30, 2014, respectively.

Annual fee income – The Company charges an annual fee for providing traders with premium services, including more in-depth information and tools, on the trading platform. This revenue is recognized ratably over the service agreement period.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Earnings per share

Basic earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted-average number of common shares and dilutive potential common shares outstanding during the period.

As of September 30, 2015 and December 31, 2014, respectively, there were no outstanding securities or other contracts to issue Common Stock, such as options, warrants or conversion rights, which would have a dilutive effect on earnings per share.

Intangible Assets

Intangible assets represent the Company’s trademark. For intangible assets with indefinite lives, the Company evaluates intangible assets for impairment at least annually and more often whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. The Company has not recorded impairment of intangible assets as of September 30, 2015 and December 31, 2014.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09,  Revenue from Contracts with Customers: Topic  606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for us in our first quarter of fiscal 2018 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09; or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09.

In July 2015, the FASB decided to delay the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. As such, the updated standard will be effective for us in the first quarter of 2018, with the option to adopt it in the first quarter of 2017. We are still evaluating the effect that the updated standard will have on our consolidated financial statements and related disclosures. The adoption of this ASU is not expected to have a material impact on the Company's consolidated financial statements.

In September 2015, the FASB issued Accounting Standards Update ("ASU") 2015-16, “Simplifying the Accounting for Measurement-Period Adjustments," which requires the acquirer in a business combination recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. Public entities are required to apply ASU 2015-16 for annual and interim reporting periods beginning after December 15, 2015. The Company is evaluating the impact that this new guidance will have on its consolidated financial statements.

PRIVATE PLACEMENTS

On November 16, 2015, we entered into various subscription agreements with and sold to the selling stockholders a total of 1,000,000 shares of Common Stock at a price of $1.58 per share (the “Shares”) for aggregate gross proceeds of $1,580,000 (the “Private Placements”). The Shares were offered and sold without registration under the Securities Act, in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D and/or Rule 903 of Regulation S promulgated thereunder. No commissions were paid by the Company in connection with the Private Placements.

Each of the subscribers in the Private Placements has represented to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Additionally, we completed the Private Placements of the Shares pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the Shares was completed in "offshore transactions", as defined in Rule 902(h) of Regulation S. We did not engage in any "directed selling efforts", as defined in Regulation S, in the United States in connection with the sale of the Shares. The selling stockholders represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the Shares for the account or benefit of a U.S. person. The subscription agreements executed between us and the selling stockholders included statements that the Shares had not been registered pursuant to the Securities Act and that the Shares may not be offered or sold in the United States unless the Shares are registered under the Securities Act or pursuant to an exemption from the Securities Act. The selling stockholders agreed by execution of the subscription agreement for the Shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S or Regulation D, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S or Regulation D, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All Shares issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S and/or Regulation D of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

In order to induce the selling stockholders to participate in the Private Placements, the Company agreed to file a “resale” Registration Statement on Form S-1 (or any other applicable form exclusively for this offering) within 45 days after closing of the Private Placements to register the Shares sold thereunder and shall use its commercially reasonable efforts to have it declared effective within 150 days after Closing. In the event of a full review of the Registration Statement by the SEC, the required effective date will be extended by 30 days.

BUSINESS

Corporate History and Structure

We were incorporated in Delaware under the name Cardigant Medical Inc. on April 17, 2009. Our initial business plan was to focus on the development of novel biologic and peptide based compounds and enhanced methods for local delivery for the treatment of vascular disease including peripheral artery disease and ischemic stroke

Pursuant to the Stock Purchase Agreement dated as of July 31, 2014, Yong Li, an individual purchased a total of 22,185,230 (pre- Reverse Stock Split) restricted shares of Common Stock of the Company from a group of three former stockholders of the Company. In consideration for the shares, Mr. Li paid the sellers $399,344 in cash which came from his own capital. The sellers were Jerett A. Creed, the Company’s former Chief Executive Officer, Chief Financial Officer, director and formerly a controlling stockholder of the Company, the Creed Family Limited Partnership and Ralph Sinibaldi. The shares represented approximately 95% of the Company’s then issued and outstanding Common Stock. The sale was consummated on August 28, 2014. As a result of the transaction, there was a change in control of the Company.

On August 27, 2014, we entered into a Contribution Agreement with Cardigant Neurovascular. Pursuant to the Contribution Agreement, we assigned all our assets, properties, rights, title and interest used or held for use by our business, (except for certain excluded assets set forth therein) which was the treatment of atherosclerosis and plaque stabilization in both the coronary and peripheral vasculature using systemic and local delivery of large molecule therapeutics and peptide mimetics based on high density lipoprotein targets (“Business”). In consideration for such contribution of capital, Cardigant Neurovascular agreed to assume all our liabilities raising from the Business prior to the date of the Contribution Agreement and thereafter with regard to certain contributed contacts. We granted Cardigant Neurovascular an exclusive option for a period of 6 months to purchase the excluded assets for $1. Cardigant Neurovascular exercised this option October 20, 2014 and the excluded assets were assigned to Cardigant Neurovascular on October 20, 2014.

Also on October 20, 2014, we acquired the business of HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd (“Hong Kong Takung”) through the acquisition of all the share capital of Takung under a Share Exchange Agreement dated September 23, 2014 in exchange for 209,976,000 (pre-Reverse Stock Split) newly-issued restricted shares of our Common Stock to the stockholders of Hong Kong Takung.

Hong Kong Takung is a limited liability company incorporated on September 17, 2012 under the laws of Hong Kong, Special Administrative Region, China. Although Hong Kong Takung was incorporated in late 2012, it did not commence business operations until late 2013.

As a result of the transfer of the excluded assets pursuant to the Contribution Agreement and the acquisition of all the issued and outstanding shares of Hong Kong Takung, we are no longer conducting the Business and have now assumed Hong Kong Takung’s business operations as it is now our only operating wholly-owned subsidiary.

Business Overview

Hong Kong Takung operates an electronic online platform located at http://eng.takungae.com/ for artists, art dealers and art investors to offer and trade in ownership units over valuable artwork.

Through Hong Kong Takung, we offer on-line listing and trading services that allow artists/art dealers/owners to access a much bigger art trading market where they can engage with a wide range of investors that they might not encounter without our platform. Our platform also makes investment in high-end and expensive artwork more accessible to ordinary people without substantial financial resources.

We generate revenue from our services in connection with the offering and trading of artwork on our system, primarily consisting of listing fees, trading commissions, and management fees.

On November 5, 2014, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of the State of Delaware to change our name from “Cardigant Medical Inc.” to “Takung Art Co., Ltd.”

We conduct our business primarily in Hong Kong, Special Administrative Region, People’s Republic of China. Our principal executive offices are located at Flat/RM 03-04, 20/F, Hutchison House, 10 Harcourt Road, Central Hong Kong.

On July 28, 2015, Hong Kong Takung incorporated a wholly owned subsidiary, Takung (Shanghai) Co., Ltd. (“Shanghai Takung”), in Shanghai Free-Trade Zone (SFTZ) in Shanghai, China, with a registered capital of $1 million. Shanghai Takung assists in Hong Kong Takung’s operations by receiving deposits from and making payments to online artwork Traders in mainland China on behalf of Hong Kong Takung.

On August 10, 2015, we filed a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio of 1-for-25 (the “Reverse Stock Split”). Upon filing of the Certificate of Amendment, every twenty-five shares of the Company’s issued and outstanding Common Stock were automatically converted into one issued and outstanding share of Common Stock, without any change in par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will be entitled to rounding up their fractional shares to the nearest whole number.

Business History of Hong Kong Takung

Hong Kong Takung is a limited liability company incorporated on September 17, 2012 under the laws of Hong Kong, Special Administrative Region, China. Its authorized capital is 20,000,000 shares. Prior to the Reverse Merger, all its 20,000,000 issued and outstanding shares, par value $0.13 (HK$1) per share, were owned by Kirin Linkage Limited (4,000,000 shares) and Loyal Heaven Limited (16,000,000 shares), both Cayman Islands companies.

Although Hong Kong Takung was incorporated in late 2012, it did not commence business operations until late 2013.

Corporate Structure

The diagram below illustrates our current corporate structure:

Our Trading Platform

Our proprietary platform is an all-electronic trading system, consisting of host computers, client-side terminals and related communication system. Our trading system supports the trading and payment/settlement of artwork units. It is an electronic platform developed by a third party software development company and customized for us, primarily consisting of a matching system, a transaction monitoring system, an account managing system and a settlement system.

Matching is a core function of our trading platform. Our system concludes transactions by matching all the transactions submitted by the Traders. Transaction monitoring system is responsible for monitoring the daily transactions in real-time to ensure fairness and accuracy in our trading platform. The settlement system verifies and reconciles daily statistical data with the banks’ transaction system, and completes the registration and settlement (or payment) of artwork units once the transaction data is verified.

Our website http://eng.takungae.com/ is an essential part of our trading platform.

The website is important as it is the gateway to our trading platform. It publishes our membership and trading rules, trading information disclosure, and artwork introduction, and provides services to Traders, such as account management. Traders may open, close and manage their accounts with us on our website. Client-end terminal may be downloaded from our website. Through the terminal, Traders may access their account with us and conduct transactions in artwork units, such as purchasing and selling and submitting inquiries. Data transmission between the Traders and our trading system is encrypted to prevent data leaks.

Our trading platform is currently linked to China Merchants Bank, Hong Kong Branch (“CMB”). Traders are required to open an account with CMB and their accounts are linked to our trading and settlement system to ensure the timely settlement of their trades. For RMB settlements in China, the Traders transfer money into our designated client-money bank account at Bank of China. The Traders will then upload the deposit slip or money transfer evidence to our back-end Trading platform. Upon review of the money transfer evidence and confirmation of the receipt of money, the Traders’ accounts on our trading system will be updated accordingly. If they would like to withdraw money from their trading account, the Traders will put in a request on our trading platform. After confirming the Traders’ accounts have sufficient money for withdrawal, we will transfer the money from the client-money bank account to the Traders’ individual bank account.

In order to execute a trade, a Trader logs into his online bank account and must first transfer funds from his bank account to his trading account with us. This ensures that he has sufficient funds to consummate a trade.

Offering and trading of artwork on our platform involves a number of parties, namely, Original Owner, Offering Agent, and Traders.

•	An Original Owner is the original owner of the artwork to be offered and traded on our platform. Customarily, the Original Owner is also the artist or creator of the artwork although this is not always the case. The Original Owner must have good and marketable title to the artwork and have the right to dispose of the artwork.

•	An Offering Agent is an entity that is experienced with artwork or artwork investment and has a good reputation. The Offering Agent is engaged by the Original Owner to assist him or her with the offering and trading of artwork, such as preparation of listing application and assigning an investment value, research, organizing promotions and marketing activities, communicating with potential investors, etc.

•	A Trader is anyone who is 18 years or older or any entity that maintains a trading account with us through our electronic trading platform and participates in the trading of artwork units. Once a Trader acquires one or more units of an artwork, the Trader becomes a Co-Owner of that artwork. Presently, only residents of the People’s Republic of China, Malaysia and Singapore are eligible to become a Trader.

Additional parties such as insurer, appraisal firm and custodian for artworks will be retained in connection with the offering and trading of artwork on our system.

Our trading system hardware platform is hosted in Macau, our clearing system hardware platform is hosted in Hong Kong and our disaster recovery system is set up in the CITIC Telecom IDC room, located in Hong Kong. The real-time data synchronization ensures the safety of transaction data.

Through our newly-formed subsidiary, Shanghai Takung, we are able to receive deposits from and make payments to online artwork Traders in mainland China on behalf of Hong Kong Takung.

Revenue

We generate revenue from our services in connection with the offering and trading of artwork on our system. Our revenue mainly falls into three broad categories: (i) listing fees, (ii) trading commissions, and (iii) management fees. To a much smaller extent, we have a fourth source of revenue, which we began earning only in 2015. It is an annual fee that we charge for providing Traders with premium services, including more in-depth information and tools, on the trading platform. This revenue is recognized ratably over the service agreement period.

Offering

Artwork that is eligible for offering and trading on our platform includes calligraphy, paintings, sculptures, crafts, jade, jewelry, metal ware, ceramics, and antique furniture. The common denominator of our listed paintings is that it is from renowned living artists and is valuable.

For example, the 25 sets of artwork listed for trade on our platform through September 30, 2015 have been six sets of paintings and calligraphies from famous Chinese artists ranging in listing value from $1,290,339 (HK$10,000,000) to $1,548,407 (HK$12,000,000, four pieces of jewelry ranging in listing value from $335,488 (HK$2,600,000) to $516,136 (HK$4,000,000) twelve pieces of precious stones amounting to a total value of $1,470,987 (HK$11,400,000) and three pieces of amber with a listing value of $812,914 (HK$6,300,000).

The jewelry was listed on our platform in January, 2015 and the precious stones and amber in the second and third quarters of 2015.

Traditionally, artwork is sold and transacted by the creator/owner of it through galleries, stores and agents.

Similarly, an artwork is presented to us for listing by the owner/artist (Original Owner) together with an agent (Offering Agent). Both the Original Owner and the Offering Agent would have discussed and proposed a price for the artwork in their listing application to us. An Offering Agent assists the Original Owner with the listing process, such as getting the artwork appraised by a third party professional, assigning an initial value for each trading unit at listing, performing research and preparing the marketing material and promotional activities to attract Traders’ interest. There may be circumstances in the future that the Original Owner will approach us for the listing, in which case, we will recommend an Offering Agent to assist the Original Owner with the listing process. However, we consider this to be a rare case. For the twenty-five pieces of artwork that we have listed as of September 30, 2015, the listing processes were all initiated by Offering Agents.

On receipt of the application, we will assess and consider the merits of listing the artwork on our platform. Some of the factors we will consider are the appeal of the proposed artwork, the artist, the marketability of the artwork and the likelihood of its appreciation in the future.

Assuming that an artwork is accepted for listing, it will be divided into equal ownership units based on its appraised value. For example, a painting with a listing value of $1,548,407 (HK$12,000,000) may be divided into 12,000,000 units with each unit sold at $0.13 (HK$1). Traders would then be able to bid for and trade these units on our platform.

Qualification for Offering

We do not have quantified standards for artwork that is eligible for offering and trading on our platform. However, we will generally require the artwork to meet the following qualifications:

•	Clearly-established ownership

•	Having certain economic and artistic value

•	Having an appraisal report from professional appraisers

We do not evaluate or appraise artwork but we rely on expert opinions from third parties on the value of the artwork.

Offering Process

To list an eligible artwork on our platform, the Original Owner and/or his/her Offering Agent must submit a listing application to us together with an investment value research report on the artwork and an offering statement. The investment value research report analyses all the factors that would affect the investment value of the artwork. The artwork should be appraised by a qualified appraisal firm appointed by the Original Owner and/or the Offering Agent.

Generally, an offering statement includes the following information:

•	Introduction of the artwork, including name, author, date of creation
•	Material facts on the offering, including type of artwork, total offering price, offering method, identity of Offering Agent, the number of artwork units offered, offering number, unit offering price, term of the offering, subscription period, minimum subscription amount, etc.
•	Offering details including subscription procedure, registration, etc.
•	Parties involved in the offering, including Offering Agent, appraisal firm, insurer, custodian
•	Appendices generally include related material documents such as appraisal report

Prior to the sale to the public, the Original Owner may reserve a certain percentage of the artwork units and the Offering Agent may subscribe for a certain percentage of artwork units, generally up to 20%. These artwork units held by the Original Owner and the Offering Agent may not be traded until 180 days after the date when the artwork is listed.

The offering of ownership units in artwork will be considered successful if the units subscribed reach a prescribed percentage (“Offering Percentage”) of the total units offered. The Offering Percentage is determined by the Original Owner, the Offering Agent, if one is engaged, and us and is set forth in our Offering Agreement with them. The Offering Percentage for our existing listed artwork is 80%. If an Offering Agent is engaged, the total number of subscribed units by Traders and reserved units by the Original Owner should equal or exceed the Offering Percentage; otherwise, the offering is unsuccessful. If no Offering Agent is involved, the total subscribed units should exceed the Offering Percentage; otherwise, the offering is unsuccessful. In the event of an unsuccessful offering, the offer for subscriptions of the artwork units by Traders is voided.

If the total subscribed units exceed the Offering Percentage but are less than the total offered amount, then the Offering Agent is obliged to purchase the remaining units on the same offering terms or if no Offering Agent is engaged, the Original Owner shall retain the remaining units. In the former, the Offering Agent is required to link its bank account at CMB with its trading account with us to ensure that it has sufficient funds to purchase any remaining unsold units. The Original Owner and/or the Offering Agent shall pay us a one-time offering fee and a listing deposit. The offering fee is determined based on many factors, such as the type of artwork and the offering size. We generally charge approximately 22.5-47% of the total offering price for calligraphies, paintings, jewelry, ambers and precious stones, which are the major types of artwork listed and traded on our system as of September 30, 2015. The listing fee is earned when the units for the artwork are successfully subscribed for and trades on our platform.

The offering deposit is generally 20% of the total offering price and may vary based on the type of artwork, offering price and other factors. The offering deposit is paid by the Offering Agent through the linked accounts as described above and will be refunded if all offered artwork units are sold. In the event that the total number of units sold exceeds the Offering Percentage but does not reach all of the units offered, the offering deposit will be used to purchase the remaining artwork units that have not been subscribed by Traders.

Upon receipt of all required offering documents, we will review the offering application and decide on a case by case basis, if the artwork should be listed and traded on our platform. Our management team, with the assistance of art consultants (who are appointed by the Offering Agent), conducts a procedural review of the offering application and related documents. We will approve the artwork for offering and trading as long as all listing requirements are met.

As of the date of this prospectus, there are 59 pieces of artworks, including nine sets of paintings and calligraphies, four pieces of jewelry, and 34 pieces of precious stones and 12 pieces of amber successfully listed and trading on our system. The first set of paintings and calligraphies was listed in 2013, two sets were listed during the six months ended June 30, 2014, the fourth set was listed during the third quarter of 2014, two sets were listed during the fourth quarter of 2014 and the last three sets were listed during the fourth quarter of 2015. Besides paintings and calligraphies, four pieces of jewelry were listed on the platform on January 16, 2015 and five precious stones during the second quarter of 2015 and seven precious stones and three pieces of amber during the third quarter of 2015. Thirteen precious stones and eight pieces of amber were listed during the fourth quarter of 2015. Nine precious stones and one piece of amber were listed in January 2016.

The Original Owner and the Offering Agent are required to disclose timely all material information regarding the artwork. The disclosure must be true, accurate, complete and not misleading. The Original Owner and the Offering Agent are responsible for their conduct in connection with the offering of the artwork. We also monitor and regulate their conduct. For more information, please refer to our disclosure under “Regulation of Market Participants.”

Subscription Process

Once the offering is approved, the Offering Agent will fund its trading account with the listing deposit and we then register the artwork units in our system. The Traders may log into their trading account to bid for the artwork units. If the artwork units are over-subscribed, we will conduct a lottery to determine which subscriptions will be accepted.

A trader may receive a lower allocation than the number of units that he or she has applied for. Traders may also be allotted with more or fewer units than others who have applied for the same number of units. It is also possible that Traders are not allotted any units at all. The more units that a Trader applies for, the more likely a Trader is allotted with units. In order to subscribe for units, Traders need to set aside money in their brokerage accounts with us, which is “frozen” during the subscription period. After the announcement of the allotment, the money “frozen” will be released to us in a successful Offering or back to the Traders’ accounts in an unsuccessful one. The funds from successful subscriptions will be disbursed to the Original Owner in accordance with the payment schedule provided in our Offering Agreement with him or her.

Pre-Listing Premium Pricing

In addition to charging a percentage of the total listing amount as listing fee, an additional listing revenue may be generated by the Pre-Listing Premium processed by the Offering Agent.

In certain circumstances, if the Offering Agent believes that there are Traders who are willing to pay a premium to be able to purchase the units without entering the balloting process so they can be certain about purchasing the units, the Offering Agent can negotiate with the Original Owner and us to “lock-in” and purchase the units outright on the listing date at a premium. These units will not be entered into the balloting process. The Listing Agreement (between the Owner, Agent and us) would specify the maximum number of units that can be locked in by the Offering Agent. The premium, which is in addition to the total listing amount, is recognized as listing income.

Insurance and Storage of Artwork

We require insurance coverage for artwork offered and traded on our platform. The insurance policy has an insured value equal to the total offering price of the artwork and covers the entire trading period.

The listed artwork is also required to be stored at qualified facilities. The storage companies we select are experienced with artwork storage and transportation. Specifically, the storage facility should meet the following requirements:

•	Has warehouses with constant temperature and humidity in different locations;

•	Has 24 hour video surveillance and infrared burglar alarm system;

•	Has professional artwork transportation equipment; and

•	Has security personnel.

Once a Trader purchases certain artwork units, he will become a Co-Owner of this artwork and must abide by a Co-Owner Agreement, which, among other things, authorizes us to select and change, on behalf of the Co-Owners, the storage company and insurer for the artwork.

We pay the fees for the insurance and the storage out of the management fees paid to us by the Traders. Our management fee is calculated at $0.0013 (HK$0.01) per 100 artwork units per day. The management fee is accounted for as revenue, and immediately deducted from the proceeds from the sales of artwork units when a transaction is completed.

In the event of a loss, we will receive the insurance monies from the insurer as beneficiary under the relevant insurance policy and then disburse them to all Co-Owners in accordance with the Co-Owner Agreement.

Trading

Our market is open for trading from Monday through Friday. Traders may only purchase or sell artwork units during business hours. They may nevertheless log into their account and view the account information, such as the balance of funds, type and number of artwork units held during non-business hours.

Traders purchase and sell artwork units listed on our system through a client-end terminal – trading software. The software is available for download from our website http://eng.takungae.com/ and every Trader may commence trading in artwork units once he opens a trading account with us and has funded this account as described above. Each Trader is required to sign a Trading Agreement and abide by a Co-Owner Agreement. The aggregate number of units allowed to be traded per day by a Trader shall not exceed 5% of the total offered artwork units.

We charge trading commissions for purchase and sale of artwork units. The commission is typically 0.3% of the total amount of each transaction but as a promotion, we currently charge a reduced fee of 0.2% of the total amount.

We also charge Traders management fees covering the insurance, storage, and transportation for an artwork and trading management of artwork units, which are calculated at $0.0013 (HK$0.01) per 100 artwork units per day. The management fee is deducted from proceeds from the sale of artwork units.

Currently, our Traders are all from Mainland China. We plan to market our platform to other Chinese speaking countries and regions, such as Malaysia and Singapore.

Trading Halt

We may halt the trading of a listed artwork upon occurrence of the following conditions:

•	Occurrence of irregular trading activities;
•	10% or more of a listed artwork is involved in legal proceeding and has been frozen by relevant authorities;
•	Release of information in public media that may materially affect or have affected the trading price of the artwork;
•	The artwork is the subject of a legal proceeding regarding ownership;
•	Upon application by all the Co-Owners to change the terms of Co-Owner Agreement or arrangements regarding transportation, storage, insurance or exhibition of the artwork;
•	The artwork is involved in illegal transactions; and
•	Other circumstances that would make the listing unfit in our discretion.

Delisting

Each offering statement will stipulate the term in which an artwork trades on our platform. An artwork may be delisted from our platform through voluntary withdrawal or successful sale of the artwork via auction at the end of the term.

Upon application of all the Co-Owners, an artwork may also be delisted from our system. The Co-Owners should submit a delisting application, upon receipt of which we will suspend the trading of the artwork units. If the application is approved, the artwork will be delisted from our platform; otherwise, it will resume trading. Once delisted, the artwork will be returned to the designee of all Co-Owners or the sole owner.

Upon expiration of the trading term as set forth in the offering statement, the trading of the artwork units will be suspended and the artwork will enter into an auction process. The offering price shall be the reserve price for the artwork. Once it is successfully sold through auction, the artwork will be delisted from our system. If the auction is not successful, the artwork units will resume trading for a term to be determined at the time its trading is resumed.

An artwork may also be delisted due to the following reasons:

•	The artwork was lost in a theft or robbery;
•	The artwork was irreparably damaged;
•	The artwork was adjudicated to be owned by a person other than the Original Owner; and
•	Other circumstances which we deem would render the listing unfit.

A delisting report will be issued by us upon delisting of an artwork, which report will state the name of the delisted artwork, the delisting date, the delisting decision, related matters following the delisting, etc.

Registration and Settlement

Our trading platform’s settlement system reconciles all trades and payments on a daily basis.

The registration and settlement of the trading of artwork units is currently supervised and managed by our registration and settlement department. This department is responsible for trading account setup and management, registration of artwork units, including initial registration, transfer registration and delisting registration and providing information, consultation or training relating to the registration and settlement of artwork units.

Regulation of Market Participants

The Original Owner and the Offering Agent are required to comply with our rules in connection with the offering of artwork. If we discover any violation, we will request them to take corrective actions. If the Offering Agent engages in fraudulent activities, such as putting out false or misleading advertisement or disclosure on the artwork, it may be barred from participating in any offering for up to two years, in addition to any legal liabilities.

We monitor and regulate the conducts of Traders on a daily basis through our real time monitoring system. If there are irregular trading activities that may affect the trading price and volume of artwork units, we will seek clarification from the Trader(s) by sending inquiries and notices, and conducting interviews, etc. If there is any violation of our trading rules, we may take the following actions:

•	issue oral or written warnings;
•	request the Trader to submit written commitment;
•	issue a reprimand;
•	impose a fine;
•	suspend or limit trading activities; and
•	revoke the qualifications of the Trader.

Sales and Marketing

We are currently marketing our electronic trading platform through participation in culture and art exhibitions and internet advertising. Additionally, we encourage existing Traders to introduce new Traders. We pay commissions to existing Traders who have successfully introduced new Traders at the following rates:

Number of Referees	Accumulated Total Gross Trade Amount (in HKD)	Rebate Ratio
≥ 1 person	> $0	5% of Referee’s commission
≥ 3 person	≥ $3 million	20% of Referee’s commission
≥ 6 person	≥ $6 million	40% of Referee’s commission
≥ 10 person	≥ $10 million	50% of Referee’s commission

We entered into a cooperation arrangement with Shenzhen Qianrong Cultural Investment Development Co., Ltd. (“Qianrong”). Qianrong specializes in promoting trading in the arts and has a broad network of both amateur and professional artworks traders. Cooperating with Qianrong enables us to access their traders in order to expand our own base of registered members/Traders in the PRC. At the same time, our trading platform provides Qianrong’s art traders an alternative and untraditional way of trading artwork. Qianrong also assists us in market development, maintaining relationships, technical support and education related to artwork and generating interest in the art dealer community.

We entered into four other sales and marketing related agreements with Qianrong in 2014, namely (1) Trader Promotion Services Agreement; (2) Internet and SMS Marketing Services Agreement; (3) Promotion Materials Services Agreement; and (4) PRC Print Media Promotion Services Agreement.

We also entered into three other sales and marketing related agreements with Qianrong in 2015, namely (1) Trader Promotion Services Agreement; (2) Internet and SMS Marketing Services Agreement; (3) Online Marketing Service Agreement.

We utilize Baidu Listing Search and Key Word Search services for search engine optimization in order to promote our website and platform.

Recently, we introduced a discount program to our VIP Traders. When their trading volumes of the certain artworks reach an agreed level of each month, a contractually determined flat rate of trading commission is applied to the transactions of these certain artworks. Any trading commission charges incurred by the VIP Traders over the flat rate will be waived. The discounted rate varies between the selected artworks. Besides this, we also instituted a separate discount program to buyers by waiving their trading commissions during certain promotion periods. The rebates and discounts are recognized as a reduction of revenue in the same period the related revenue is recognized.

Customers

Our customers are the Traders, Original Owners and Offering Agents. Because we have listed only 59 sets of artworks (comprising nine sets of paintings and calligraphies, four pieces of jewelry, twelve pieces of amber and thirty-four pieces of precious stone) so far and we are constantly marketing and increasing our customer base, it is difficult to ascertain if the loss of a single customer, or a few customers would have a material adverse effect on us. Suffice it to say, no one customer constitutes in the aggregate 10% or more of our consolidated revenue.

Seasonality

Because we have only been in operation for approximately a year and a half, it is difficult to ascertain if there is a seasonality to our business, although we are inclined to believe, given the nature of our business that it is not cyclical.

Employees

As of the date of this prospectus, we have 32 full-time employees, including seventeen employees who are based in the People’s Republic of China, and fifteen employees who are based in Hong Kong. Di Xiao is Hong Kong Takung’s General Manager (apart from being our Chief Executive Officer and Chief Financial Officer) as well as the director. As for the other thirty-one employees, six are from Marketing department, eleven are from the IT department, four are from the Transaction Management department, four are from the Administrative and Customer Service department, one is from the Clearing and Settlement Department, one is from the Legal department and four are from the Accounting department. We have hired a general manager for Shanghai Takung.

There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

Competition

Traditionally art galleries and auction houses provide a platform for owners of artworks to sell their collections. However, their trading model is substantially different from ours. We believe we do not have any direct competition due to our unique business model. We are not aware of any other companies engaging in a similar business.

Research and Development

We purchased the trading platform from a third party for approximately $232,261 (HK$1,800,000). The cost of this software is amortized over its useful life and recorded as cost of revenue on the income statement. We have IT consultants who help maintain and operate the trading platform software, and whose cost is charged as consultancy fee under general and administrative expenses. We outsourced research and development activities to Qianrong. We entered into a software development agreement with Qianrong in 2014 to develop ten trading modules.As of September 30, 2015, eight out of the ten modules have been completed and are operational. We have started to capitalize (with a total cost of $554,201 (HK$4,295,000)) and amortized these costs once the modules were completed. All of these additional costs from gradual completion of our platform system modules and addition of equipment contributed to an increase in our cost of revenue through 2015.

Intellectual Property

Our business is dependent on a combination of trademarks, trademark application, trade secrets and industry know-how, and copyright, in order to protect our intellectual property rights. We have submitted trademark applications for “Takung” in Hong Kong, Mainland China, Macau and the United States.

Set forth below is a detailed description of our trademarks under application or registered by our subsidiary HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd.

Country	Trademark	Application / Trademark number	Classes	Status
Hong Kong		303101679	14, 16, 35, 36, 42	Registered on August 14, 2014. Effective until August 13, 2024.

Macau		N/090131	14
		N/090132	16	Registered on February 26, 2015.
		N/090133	35	Effective until February 26, 2022.
		N/090134	36
		N/090135	42

United States
		86372895	16
		86372899	35	In process
		86372901	36
		86372903	41

China		15247645 15247714	36 42	Registered on December 14, 2015. Effective until December 13, 2025.

Set forth below is a detailed description of our registered domain names.

Domain name	Registrant	Registration date	Expiry date
takungae.com.hk	HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd	June 28, 2013	June 28, 2016
takungae.com	HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd	June 19, 2013	June 19, 2016
takungae.net	HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd	June 19, 2013	June 19, 2016
takungonline.com.hk	HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd	August 4, 2015	August 4, 2020
takungunit.com.hk	HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd	August 4, 2015	August 4, 2020
takungonline.com	Takung (Shanghai) Co., Ltd.	August 4, 2015	August 4, 2020
takungunit.com	Takung (Shanghai) Co., Ltd.	August 4, 2015	August 4, 2020

We own our trading system and related software.

Emerging Growth Company Status

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” and “say-when-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation. Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

The JOBS Act also provides that an emerging growth company may utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we are choosing to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Properties

We lease approximately 1,119.45 square feet of office space at Rooms 2003 and 2004 on the 20th Floor of Hutchison House, Hong Kong. The lease expires on May 16, 2016 and provides for a monthly rent of $12,705 (HK$98,464) and a monthly service fee of $1,084 (HK$8,398).

We also lease approximately 1,904 square feet of office space at Room 2018 on the 20th Floor of Hutchison House, Hong Kong. The lease expires on April 15, 2018 and provides for a monthly rent of $17,689 (HK$137,088) and a monthly service fee of $1,597 (HK$12,376).

We lease approximately 13.6 square feet of storage space at Private Storage Area 13 on the 18th Floor of Cheung HingShing Center, Hong Kong. The lease expired on November 20, 2015 and provided for a monthly rent of $1,265 (HK$9,800) and a monthly service fee of $614 (HK$4,760). We intend to continue the lease for an additional two year period and are currently finalizing the lease renewal agreement.

We lease approximately 538.2 square feet of storage space at the Linji Building A, No. 8 Street 8, Shunyi District, Beijing, China 101300. The lease expires on July 14, 2016 and provides for a monthly rent of $1,495 (RMB9,500) and a monthly service fee of $90 (RMB 570).

We also lease approximately 2,152.8 square feet of storage space at Lingtong Gongyuan, Southeast of Hebin Park, Tanggu, Binhai New Area, Tianjin City, China. The lease expires on July 14, 2025 and provides for a monthly rent and monthly service fee of $1,311 (RMB 8,333).

We currently do not have an office for Shanghai Takung, which currently operates out of our Hong Kong office. We are in the process of renting space to house Shanghai Takung’s servers in Tianjin, PRC.

Legal Proceedings

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

Regulation

As a business operating in Hong Kong, we are subject to various regulations and rules promulgated by the Hong Kong government. The following is a brief summary of the Hong Kong laws and regulations that currently materially affect our business. This section does not purport to be a comprehensive summary of all present and proposed regulations and legislation relating to the industries in which we operate.

Securities & Futures

The securities and futures markets in Hong Kong are currently governed by the Securities & Futures Ordinance (“SFO”). The SFO consolidates and authorized the 10 previous ordinances regulating the securities and futures markets. The primary legislation and the subsidiary legislation commenced operation on April 1, 2003. By law, any person carrying on, among others, a business of dealing in securities in Hong Kong, has to be licensed by the Securities and Futures Commission (“SFC”) unless falling within one of the licensing exemptions.

The term “securities” under the SFO is defined as:

(a)	shares, stocks, debentures, loan stocks, funds, bonds or notes of, or issued by, or which it is reasonably foreseeable will be issued by, a body, whether incorporated or unincorporated, or a government or municipal government authority;

(b)	rights, options or interests (whether described as units or otherwise) in, or in respect of, such shares, stocks, debentures, loan stocks, funds, bonds or notes;

(c)	certificates of interest or participation in, temporary or interim certificates for, receipts for, or warrants to subscribe for or purchase, such shares, stocks, debentures, loan stocks, funds, bonds or notes;

(d)	interests, rights or property, whether in the form of an instrument or otherwise, commonly known as securities;

(e)	interests, rights or property, whether in the form of an instrument or otherwise, prescribed by notice under section 392 as being regarded as securities in accordance with the terms of the notice.

Our business model does not qualify as dealing in securities, as such term is defined in the SFO and as such, we are not required to obtain the requisite license from the SFC.

Sale of Goods

In the event an artwork is “delisted” from our platform, we would arrange to sell the artwork on behalf of all owners of the artwork and then distribute the proceeds of sale to them. We will be considered a “Commercial Agent” under the Hong Kong Factors Ordinance and a “Seller” under the Hong Kong Sales of Goods Ordinance.

The Sale of Goods Ordinance (“SGO”) provides that goods for sale must be:

•	Of merchantable (satisfactory) quality. Goods must meet the standard that a reasonable person would regard as satisfactory, taking account of any description of the goods, the price and all other relevant circumstances. The quality of goods includes their appearance and finish, their safety and their durability. Goods must be free from defects, even minor ones, except where these defects have been brought to your attention by the seller (section 16 of SGO);
•	Fit for their purposes (section 16 of SGO);
•	As described on the package or a display sign, or by the seller (section 15 of SGO); and
•	Correspond with the sample (section 17 of SGO).

If sellers fail to meet any one of the above conditions, they are in breach of contract. Under these circumstances, consumers are entitled to reject the goods and demand a full refund. We are accordingly bound by these implied warranties of sale in the event that we sell any artwork previously listed on our platform.

Supply of Services

We provide a platform to trade in artwork units for which we are compensated by receiving listing fees, management fees and trading commissions. The Hong Kong Supply of Services (Implied Terms) Ordinance (“SSO”), provides that in the absence of provisions in the contract for services, services should be carried out with reasonable care and skill (which generally means the services must meet the standard that a reasonable person would regard as satisfactory) ( section 5 of the SSO), the services should be performed within a reasonable time if the time of performance has not been fixed by the contract (section 6 of the SSO); and a reasonable charge should be paid if the charge has not been fixed by the contract (section 7 of the SSO).

If service suppliers fail to meet any one of the above conditions, they would be “in breach of contract”. Under these circumstances, consumers are entitled to sue defaulting suppliers for compensation.

Section 8(1) of the SSO provides that as against a party to a contract for the supply of a service who deals as a consumer, the other party (the service supplier) cannot, by reference to any contract term, exclude or restrict any liability of his arising under the contract by virtue of this Ordinance. In other words, we cannot impose a contract term that excludes or restricts our liability on breach of contract.

In addition, the Hong Kong Control of Exemption Clauses Ordinance subject any attempt by us to exclude our liability for financial loss or damage to property during the course of the provision of our services to the test of “reasonableness”. Our exemption clauses are also controlled by the rules of common law. For example, an exemption clause must be incorporated into the contract, and the person who is seeking to rely on the exemption clause must show that reasonable steps have been taken to bring the clause to the attention of the other party.

The Hong Kong Unconscionable Contracts Ordinance only applies to a contract for the sale of goods or supply of services in which one of the contracting parties is dealing as a consumer. If the Court finds out that the contract or any part thereof was unconscionable (unfair/not sensible) in circumstances relating to the contract at the time when it was made, the Court would have the jurisdiction under section 5 of the Unconscionable Contracts Ordinance to refuse to enforce the contract, or to enforce the remainder of the contract without the unconscionable part, or to limit the application of, or to revise or alter, any unconscionable part so as to avoid any unconscionable result.

Fair Trading

The Trade Descriptions (Unfair Trade Practices) (Amendment) Ordinance 2012 (“Amendment Ordinance”) came into effect on July 19, 2013 and amended the Trade Descriptions Ordinance by prohibiting specified unfair trade practices that may be deployed against customers and strengthen the enforcement mechanism. The Customs and Excise Department is the principal enforcement agency under the Trade Descriptions Ordinance. Concurrent jurisdiction is conferred on the Office of the Communications Authority (“HKCA”) to enforce the new fair trading sections. The key amendments include:

•	the expansion of the definition of trade descriptions in relation to goods, as well as the extension of the scope to cover services;
•	the creation of new criminal offences on unfair trade practices, namely misleading omissions, aggressive commercial practices, bait advertising, bait-and-switch and wrongly accepting payment;
•	the introduction of a compliance-based mechanism under which civil enforcement options, namely the acceptance of undertaking from Traders and the seeking of injunction from the court where necessary, can be drawn on to promote compliance with the new fair trading sections introduced by the Amendment Ordinance; and
•	the creation of a new private right of action for damages to facilitate consumer redress.

On July 15, 2013, the Customs and Excise Department and the HKCA published the Enforcement Guidelines for the Amendment Ordinance to state the manner in which they will exercise their enforcement powers and provide guidance on the operation of the new legislative provisions.

Intellectual Property

Our business is dependent on a combination of trademarks, trademark application, trade secrets and industry know-how, and copyright, in order to protect our intellectual property rights. We have submitted trademark applications for “Takung” in Hong Kong, Mainland China, Macau and the United States.

In China, the Trademark Law and the Unfair Competition Law governs our marks. The Hong Kong SAR’s trade mark registration system is separate from the system operating in other parts of China. Trade mark registrations obtained in Chinese Trade Marks Office, or elsewhere in the world, do not automatically get protection in the Hong Kong SAR. Trade marks must be registered in the Hong Kong SAR before they can be protected in the Hong Kong SAR under the Trade Marks Ordinance.

Protection of Personal Data

We have access to certain of our Traders’, Original Owners’ and Offering Agents’ personal information as well as information of Qianrong’s network of art traders. The Hong Kong Personal Data (Privacy) (Amendment) Ordinance 2012 (“Amendment Ordinance”) which changes the Personal Data (Privacy) Ordinance (“PDPO”) governs our use of such personal information in direct marketing activities and in acquiring and transferring such personal data to third parties for direct marketing purposes.

The Amendment Ordinance creates a new direct marketing regime (Part VI A of the PDPO) to establish the rights and obligations of parties using personal information for direct marketing purposes or transferring personal information to a third party for marketing purposes. Under the new regime, an organization can only use or transfer personal information for direct marketing purposes if that organization has provided the required information and consent mechanism to the individual concerned, and obtained his or her consent. Under the Amendment Ordinance it is a criminal offense, punishable by fines and imprisonment, for an organization to fail to comply with any of these new requirements.

We are also now required to have in place procedures to ensure that any personal information transferred to any service provider is not retained for longer than necessary, and is protected against any unauthorized or accidental access, processing, erasure, loss, or use.

Employment

Some of our employees are employed in Hong Kong and we are subject to the Hong Kong Employment Ordinance (“EO”). The EO is the main employment legislation in Hong Kong. It guarantees certain minimum benefits, including:

•	Paid annual leave.
•	Paid sick leave.
•	Paid maternity leave.

Subject to limited exceptions, the EO applies to all employees working in Hong Kong, regardless of their nationality. Observing the terms of the EO is generally considered to be mandatory, although it is not specifically expressed to be an overriding statute.

Other mandatory laws that are likely to apply to the employment relationship with our employees include:

•	Personal Data (Privacy) Ordinance (PDPO). This ordinance regulates an employer's collection or surveillance, use and disclosure of an employee's personal data (including personal data contained in e-mails and phone calls).
•	Mandatory Provident Fund Schemes Ordinance (MPFSO). Subject to very limited exceptions, this ordinance requires employers in Hong Kong to enroll employees in a Mandatory Provident Fund (MPF) Scheme (that is, a retirement scheme), to which the employer and employee must make certain contributions. Foreign nationals are exempt if they are posted in Hong Kong to work for a period not exceeding 13 months or belong to a retirement scheme outside of Hong Kong. In certain cases, a Hong Kong national working outside of Hong Kong may still be subject to this ordinance if the employment has sufficient connection with Hong Kong.
•	Occupational Safety and Health Ordinance (OSHO). This ordinance imposes a duty on all employers, as far as is reasonably practical, to ensure the safety and health in the workplace of its employees. The OSHO covers most industrial and non-industrial workplaces in Hong Kong.
•	Employees' Compensation Ordinance (ECO). If an employee suffers injury arising out of and in the course of employment in Hong Kong (or overseas, if the travel is authorized by the employer), the employer is usually liable to compensate the employee under the ECO. Eligible family members of an employee killed in an accident at work can also be entitled to compensation. If an employer carries on business in Hong Kong, its employees are protected under the ordinance. (An employee can work outside Hong Kong but his employment contract must have been entered into in Hong Kong.) All employers must maintain valid employees’' compensation insurance policies to cover their liabilities under the ordinance and at common law.
•	Companies Ordinance. Protects employees of a Hong Kong company (including a Hong Kong subsidiary of a foreign company) in relation to wages and other entitlements if the company is wound up. The employees become preferential creditors in the winding-up.
•	Sex Discrimination Ordinance (SDO), Disability Discrimination Ordinance (DDO), Family Status Discrimination Ordinance (FSDO) and Race Discrimination Ordinance (RDO). All legislate against various forms of discrimination.
•	Basic Law and the Hong Kong Bill of Rights Ordinance. These safeguard certain rights of individuals, although they have limited application in the context of employment law.
•	Labour Tribunal Ordinance. This ordinance empowers the Labour Tribunal to hear and resolve disputes relating to employment contracts as well as alleged breaches of the EO. It potentially covers disputes involving foreign nationals or Hong Kong residents working abroad.
•	Prevention of Bribery Ordinance (POBO). The POBO applies to employees, particularly to those who receive or solicit bribes from third parties (for example, an employee who receives bribes from a supplier of goods in return for placing orders with that supplier). In some cases, employees may also be subject to anti-corruption legislation in other jurisdictions.

PRC Regulations

Regulations on Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the Ministry of Commerce and the National Development and Reform Commission. Industries listed in the Catalogue are divided into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalogue are generally deemed as constituting a fourth "permitted" category. Establishment of wholly foreign-owned enterprises is generally allowed in the encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations. We conduct business operations that are restricted to foreign investment through our PRC consolidated affiliated entities.

Currently, the business scope of our wholly-owned subsidiary in the PRC, Shanghai Takung, mainly includes the business of wholesale, import and export of arts and crafts and related services, which are in the encouraged category. Under the PRC laws, the establishment of a wholly foreign owned enterprise is subject to the approval of the Ministry of Commerce or its local counterparts and the wholly foreign owned enterprise must register with the competent industry and commerce authority. We have duly obtained the approvals from the competent commerce authority for our interest in Shanghai Takung and completed the registration of Shanghai Takung with the competent industry and commerce authority.

Regulations Relating to Taxation

In January 2008, the PRC Enterprise Income Tax Law took effect. The PRC Enterprise Income Tax Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, unless where tax incentives are granted to special industries and projects. Under the PRC Enterprise Income Tax Law and its implementation regulations, dividends generated from the business of a PRC subsidiary after January 1, 2008 and payable to its foreign investor may be subject to a withholding tax rate of 10% if the PRC tax authorities determine that the foreign investor is a non-resident enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate. Distributions of earnings generated before January 1, 2008 are exempt from PRC withholding tax. Our PRC subsidiary is subject to PRC enterprise income tax at the statutory rate of 25% on its PRC taxable income.

Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. A circular issued by the State Administration of Taxation in April 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese enterprise groups and established outside of China as “resident enterprises” clarified that dividends and other income paid by such PRC “resident enterprises” will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders. This circular also subjects such PRC “resident enterprises” to various reporting requirements with the PRC tax authorities.

Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the tax circular mentioned above specifies that certain PRC-invested overseas enterprises controlled by a Chinese enterprise or a Chinese enterprise group in the PRC will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, the company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights.

Please see “Risk Factors—We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.”

Regulations Relating to Labor

We are subject to laws and regulations governing our relationship with our PRC employees, including wage and hour requirements, working and safety conditions, and social insurance, housing funds and other welfare. The compliance with these laws and regulations may require substantial resources.

Pursuant to the PRC Labor Law effective in 1995 and the PRC Labor Contract Law effective in 2008 and amended in 2012, a written labor contract is required when an employment relationship is established between an employer and an employee. Other labor-related regulations and rules of China stipulate the maximum number of working hours per day and per week as well as the minimum wages. An employer is required to set up occupational safety and sanitation systems, implement the national occupational safety and sanitation rules and standards, educate employees on occupational safety and sanitation, prevent accidents at work and reduce occupational hazards.

An employer is obligated to sign an indefinite term labor contract with an employee if the employer continues to employ the employee after two consecutive fixed-term labor contracts, with certain exceptions. The employer also has to pay compensation to the employee if the employer terminates an indefinite term labor contract, with certain exceptions. Except where the employer proposes to renew a labor contract by maintaining or raising the conditions of the labor contract and the employee is not agreeable to the renewal, an employer is required to compensate the employee when a definite term labor contract expires. Furthermore, under the Regulations on Paid Annual Leave for Employees issued by the State Council in December 2007 and effective as of January 2008, an employee who has served an employer for more than one year and less than ten years is entitled to a 5-day paid vacation, those whose service period ranges from 10 to 20 years are entitled to a 10-day paid vacation, and those who have served for more than 20 years are entitled to a 15-day paid vacation. An employee who does not use such vacation time at the request of the employer must be compensated at three times their normal salaries for each waived vacation day.

Pursuant to the Regulations on Occupational Injury Insurance effective in 2004, as amended in 2010, and the Interim Measures concerning the Maternity Insurance for Enterprise Employees effective in 1995, PRC companies must pay occupational injury insurance premiums and maternity insurance premiums for their employees. Pursuant to the Interim Regulations on the Collection and Payment of Social Insurance Premiums effective in 1999 and the Interim Measures concerning the Administration of the Registration of Social Insurance effective in 1999, basic pension insurance, medical insurance and unemployment insurance are collectively referred to as social insurance. Both PRC companies and their employees are required to contribute to the social insurance plans. The aforesaid measures are reiterated in the Social Insurance Law of China effective in July 2011, which stipulates the system of social insurance of China, including basic pension insurance, medical insurance, unemployment insurance, occupational injury insurance and maternity insurance. Pursuant to the Regulations on the Administration of Housing Fund effective in 1999, as amended in 2002, PRC companies must register with applicable housing fund management centers and establish a special housing fund account in an entrusted bank. Both PRC companies and their employees are required to contribute to the housing funds.

Regulation on PRC Business Tax and Value-Added Tax

Prior to January 1, 2012, pursuant to Provisional Regulation of China on Business Tax and its implementing rules, any entity or individual rendering services in the territory of PRC is generally subject to a business tax at the rate of 5% on the revenues generated from provision of such services.

On January 1, 2012, the Chinese State Council officially launched a pilot value-added tax (“VAT”) reform program, or Pilot Program, applicable to businesses in selected industries. Businesses in the Pilot Program would pay VAT instead of business tax. The Pilot Industries in Shanghai included industries involving the leasing of tangible movable property, transportation services, research and development and technical services, information technology services, cultural and creative services, logistics and ancillary services, certification and consulting services. Revenues generated by advertising services, a type of “cultural and creative services,” are subject to the VAT tax rate of 6%. According to official announcements made by competent authorities in Beijing and Guangdong province, Beijing launched the same Pilot Program on September 1, 2012, and Guangdong province launched it on November 1, 2012. On May 24, 2013, the Ministry of Finance and the State Administration of Taxation issued the Circular on Tax Policies in the Nationwide Pilot Collection of Value Added Tax in Lieu of Business Tax in the Transportation Industry and Certain Modern Services Industries, or the Pilot Collection Circular. The scope of certain modern services industries under the Pilot Collection Circular extends to the inclusion of radio and television services. On August 1, 2013, the Pilot Program was implemented throughout China. Shanghai Takung is currently subject to a VAT of 6% on its gross revenue.

Regulations on Dividend Distribution

The principal regulations governing dividend distributions of wholly foreign-owned enterprises include the Company Law (2013 Amendment); the Wholly Foreign-Owned Enterprise Law (2000 Amendment) and the Wholly Foreign-Owned Enterprise Law Implementing Rules (2001 Amendment).

Under these regulations, wholly foreign-owned enterprises in the PRC may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations.  In addition, these wholly foreign-owned enterprises are required to set aside at least 10% of their respective accumulated after-tax profits each year, if any, to fund certain reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital.

Approvals, Licenses and Certificates

We require a number of approvals, licenses and certificates in order to operate our business. Our principal approvals, licenses and certificates are set forth below.

Hong Kong Takung

•	Certificate of Incorporation (No. 18013848) issued by Hong Kong Special Administrative Region, Registrar of Companies on September 17, 2012.
•	Business Registration Certificate for the year commencing September 17, 2015 to September 16, 2016.

Shanghai Takung

•	Business License (Registration No. 310141400028740) issued by Shanghai State Administration of Industry and Commerce, Free Trading Zone Branch, valid from July 28, 2015 through July 27, 2045.

•	Organization Code Certificate issued by Shanghai Quality Supervision and Inspection Bureau (Registration No. 35105674-3), valid from July 29 through July 29, 2019.

•	Taxation Registration Certificate (No. 310115351056743) issued by the Shanghai Pudong New Development Area Branch of the State and Local Administration of Taxation on July 29, 2015.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Equity and Related Stockholder Matters

Our Common Stock was originally quoted on the OTCBB from October 2013 under the designation “CARD”. On November 5, 2014, we amended our name from “Cardigant Medical Inc.” to “Takung Art Co., Ltd and on November 12, 2014, our symbol was changed to “TKAT”. Our Common Stock now trades on the OTCQB. As of January 26, 2016, the last sale price of our Common Stock was $3.00.

If a market develops, the trading of our Common Stock is likely to be thin and volatile. The market price of our Common Stock will be subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Holders of Our Common Stock

As of January 26, 2016, we have 151 stockholders of our Common Stock, including the shares held in street name by brokerage firms. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock.

Dividends

We have not paid dividends on our Common Stock and do not anticipate paying such dividends in the foreseeable future. We will rely on dividends from our Hong Kong and China operation entities for our funds and Hong Kong and Chinese regulations may limit the amount of funds distributed to us from our Hong Kong and Chinese operation entities, which will affect our ability to declare any dividends.

Stock Option and Warrant Grants

All prior grants of options and warrants had been cancelled as a condition of the purchase of shares from three former stockholders to Yong Li.

Registration Rights

In order to induce the selling stockholders to participate in the Private Placements, the Company agreed to file a “resale” Registration Statement on Form S-1 (or any other applicable form exclusively for this offering) within 45 days after closing of the Private Placements to register the Shares sold thereunder and shall use its commercially reasonable efforts to have it declared effective within 150 days after Closing. In the event of a full review of the Registration Statement by the SEC, the required effective date will be extended by 30 days. Other than the aforementioned registration rights, we have no other obligation to register under the Securities Act any of our shares of Common Stock.

Equity Compensation Plans

We approved our Stock Option Plan in May 2010, allowing for the issuance of up to 5,000,000 shares of Common Stock.

On August 26, 2015, we approved our 2015 Incentive Stock Plan, allowing for the issuance of up to 1,037,000 shares of our Common Stock. On August 27, 2015, we registered the shares of Common Stock reserved for issuance under our 2015 Incentive Stock Plan with the SEC on a registration statement on Form S-8 under the Securities Act. On August 28, 2015, we issued 300,000 shares of our Common Stock under the 2015 Incentive Stock Plan as partial compensation to third party consultants.

As of January 26, 2016, there are no options outstanding.

Stock Transfer Agent

Our stock transfer agent is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Dividends

We have not declared or paid any dividends on our Common Stock and presently do not expect to declare or pay any such dividends in the foreseeable future. We have not yet formulated a future dividend policy in the event restrictions on our ability to pay dividends are created.

Repurchase of Equity Securities by Takung Art Co., Ltd and Affiliated Purchasers

None.

Recent Sales of Unregistered Securities

On November 16, 2015, we entered into various subscription agreements with and sold to the selling stockholders a total of 1,000,000 shares of Common Stock at a price of $1.58 per share (the “Shares”) for aggregate gross proceeds of $1,580,000 (the “Private Placements”). The shares were offered and sold without registration under the Securities Act, in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D and/or Rule 903 of Regulation S promulgated thereunder. No commissions were paid by the Company in connection with the Private Placements.

Each of the subscribers in the Private Placements has represented to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Additionally, we completed the Private Placements of the shares pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the Shares was completed in "offshore transactions", as defined in Rule 902(h) of Regulation S. We did not engage in any "directed selling efforts", as defined in Regulation S, in the United States in connection with the sale of the Shares. The selling stockholders represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the Shares for the account or benefit of a U.S. person. The subscription agreements executed between us and the selling stockholders included statements that the Shares had not been registered pursuant to the Securities Act and that the Shares may not be offered or sold in the United States unless the shares are registered under the Securities Act or pursuant to an exemption from the Securities Act. The selling stockholders agreed by execution of the subscription agreement for the Shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S or Regulation D, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S or Regulation D, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All Shares issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S and/or Regulation D of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

On November 20, 2015, we entered into a Consulting Agreement with for the provision of certain consulting and advisory services, including without limitation, assisting in the preparation of Company financial projections, business plans, executive summaries and website, and recruiting qualified directors and officers. In consideration for providing such services, the Company issued to Regeneration 487,000 Compensation Shares which are placed in an escrow account maintained with the Company’s attorneys until either (i) the Company has successfully listed its securities on the NASDAQ or other U.S. securities exchange on or before December 31, 2016, whereupon the Compensation Shares shall be forthwith delivered to Regeneration or (ii) if the Company is unsuccessful in listing its securities on the NASDAQ or other U.S. securities exchange on or before December 31, 2016, the Compensation Shares shall be returned to the Company for cancellation. Regeneration shall be entitled to “piggy-back” registration rights with respect to the Compensation Shares. The Compensation Shares were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Shares Eligible for Future Sale

There is no established trading market for our Common Stock. Future sales of substantial amounts of our Common Stock in the trading market could adversely affect market prices.

This is an offering of 1,487,000 shares of our Common Stock by the selling stockholders, of which 1,000,000 shares were issued to the selling stockholders in the Private Placements and 487,000 shares were issued to one selling stockholder pursuant to the Consulting Agreement. As of January 26, 2016, there were issued and outstanding 11,119,276 shares of Common Stock. None of the shares issued in the Private Placements and pursuant to the Consulting Agreement are currently eligible for resale under Rule 144.

Rule 144 Shares

Rule 144 promulgated under the Securities Act will generally permit the public sale of outstanding shares of our Common Stock that have been issued as restricted securities by the following persons and under the following circumstances commencing after the end of the 12-month period following August 16, 2011, the date on which we filed with the SEC our Registration Statement on Form S-1 containing our “Form 10 information”:

•	any person that is not, and has not been for a period of at least 90 days, an affiliate of ours will be entitled to sell its restricted shares of our Common Stock freely and without restriction, provided that (i) such person has held its restricted shares of our Common Stock for at least 6 months, (ii) we are subject to the reporting obligations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for at least 90 days prior to any such sale, and (iii) we remain compliant and current with our reporting obligations under the Exchange Act.

•	any of our affiliates, which includes our directors, executive officers and any other person in control of us, will be entitled to sell its restricted shares of our Common Stock provided that each of clause (i), (ii) and (iii) set forth above with respect to sales by non-affiliates is satisfied, and the following additional conditions are met: (a) any such sale is made in compliance with certain manner of sale provisions, (b) a Form 144 is filed with the SEC, and (c) any such sale complies with certain volume limitations, which generally limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of our Common Stock and the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing of the Form 144 with respect to such sale.

Consequently, as of January 26, 2016, there are approximately 911,359 shares of our Common Stock held by 88 stockholders of record which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Securities Act and 321,875 unrestricted shares of Common Stock held by 34 stockholders.

Penny Stock Regulations

Our shares of Common Stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our Common Stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

Reports

We are subject to certain filing requirements and furnish annual financial reports to our stockholders, certified by our independent accountant, and un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and president and (iv) all executive officers and directors as a group as of January 26, 2016.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person‘s address is c/o Takung Art Co., Ltd, Flat/RM 03-04 20/F Hutchison House 10 Harcourt Road, Central, Hong Kong.

Name and Address	Title of Class	Number of Shares Beneficially Owned (1)	Percentage Ownership of Shares of Common Stock
Owner of more than 5% of Class

Yan Sun (3) 1-4-901, Tianyang Place, Beicang Town, Beichen District, Tianjin, PRC	Common Stock	3,732,907	33.6%

Directors and Officers

Di Xiao (2)(3)	Common Stock	92,390	*
Joseph Levinson (4)	Common Stock	-	-
William Kwok Keung Tsui (4)	Common Stock	-	-

All Officers and Directors (three persons)		92,390	*

*Less than one per cent (1%) of the issued and outstanding shares as of January 26, 2016.

(1)	In determining beneficial ownership of our Common Stock as of a given date, the number of shares shown includes shares of Common Stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of Common Stock owned by a person or entity on January 26, 2016, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of Common Stock outstanding on January 26, 2016 (11,119,276), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred stock and on exercise of the warrants and options, subject to limitations on conversion and exercise. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)	In connection with the Reverse Merger, Di Xiao was appointed as our new Chief Executive Officer, Chief Financial Officer and director effective from October 20, 2014.

(3)	On October 20, 2014, we acquired Hong Kong Takung in a Reverse Merger transaction involving Kirin Linkage Limited and Loyal Heaven Limited, shareholders of Hong Kong Takung. In consideration of receiving all 20,000,000 issued and outstanding shares of Hong Kong Takung, we issued to Kirin Linkage Limited and Loyal Heaven Limited 41,995,200 and 167,980,800 pre Reverse Stock Split shares of restricted Common Stock respectively. Kirin Linkage Limited, a Cayman Islands company had four stockholders, namely Aihua Tian, Caijing Zhao, Yue Zhang and Di Xiao, each holding equal shares of Kirin Linkage Limited. Accordingly, each shareholder of Kirin Linkage Limited had sole investment and voting power over shares owned by Kirin Linkage Limited in the proportion to their respective shareholdings in Kirin Linkage Limited. On or about August 12, 2015, Kirin Linkage Limited transferred its shareholdings in the Company to five (5) individuals who were its shareholders. Di Xiao, one of the recipients of these shares, received 92, 390 post Reverse Stock Split shares. None of the other transferees hold more than five per cent (5%) of the Company’s issued and outstanding shares. Similarly, on or about August 12, 2015, Loyal Heaven Limited transferred all its shares in the Company to eight (8) individuals who were its shareholders, of whom only Yan Sun holds more than five per cent (5%) of the Company’s issued and outstanding shares of Common Stock. Each of the aforementioned stockholders has sole investment and voting power over their respective shares of Common Stock in the Company.

(4)	Both Joseph Levinson and William Kwok Keung Tsui were appointed directors of the Company on December 1, 2015. Pursuant to their offer letters, the new directors will, apart from their cash compensation, be entitled to receive 5,000 restricted shares of common stock of the Company every year, which shares will vest in four equal quarterly installments. As of January 26, 2016, none of these shares have been issued or vested.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

The following are our officers and directors as of the date of this prospectus. Other than Mr. Levinson, our sole officer and other directors reside in the PRC and, therefore, it may be difficult for investors to effect service of process within the U.S. upon the latter or to enforce judgments against them obtained from the United States courts.

The following table sets forth certain information concerning our directors and executive officer:

Name	Age	Position

Di Xiao	40	Chief Executive Officer, Chief Financial Officer and Chairman
Joseph Levinson	39	Director
William Kwok Keung Tsui	59	Director

The following is a summary of the biographical information of our directors and officers:

DI XIAO, the founder and executive director of the Company, has been in the art investment and consulting industry since 2008. He is familiar with all forms of art dealings, as well as the trading models and risks in the Chinese art market. He has extensively researched the evaluation, storage and insurance of artworks. Prior to founding Takung in 2012, he served as the general manager of Hangzhou LuxTimes Culture and Art Co., Ltd. from March 2009 to January 2013, where he oversaw the general operation. Prior to that, Mr. Xiao served as a director at FAI electronics Co., Ltd. from August 2003 to December 2008, focusing on marketing. Mr. Xiao has a bachelor degree from Tianjin University.

JOSEPH LEVINSON, join the Company’s Board of Directors on December 1, 2015. Mr. Levinson has has 19 years’ experience in managing cross-border issues pertaining to U.S.-listed foreign companies. He speaks and reads Chinese fluently and has provided due diligence and forensic accounting services to many U.S.-based funds on their China-based investments, as well as extensive accounting and auditing consulting for numerous U.S.-listed Chinese companies. Since January 2012, he has been a director of China Xingbang Industry Group Inc., a company providing e-commerce related services and marketing consultancy services. Mr. Levinson was a director for China Growth Corp, a water purification system manufacturer, from March 2011 to March 2014 and formerly a director for China AgriCorp, Inc., a soybean producer in China, from April 2011 to September 2011. Mr. Levinson was a director for Energroup Holdings Corp., a pork producer, from April 2010 to January 2011, a director for China 3C Group, an electronics company in China, from May 2007 to January 2009 and a director for Sino Clean Energy, Inc., a clean coal manufacturer, from April 2011 to May 2011. Mr. Levinson was previously a Manager in the banking practice of the New York office of Deloitte and Touche and was involved in numerous transactions involving complex financial structures. Mr. Levinson also previously worked at KPMG in New York and Hong Kong. In the 1990s, Mr. Levinson served as an executive of Hong Kong Stock Exchange-listed China Strategic Holdings, where his major responsibilities included its subsidiary, China Tire, one of the first Mainland Chinese companies, to list on the NYSE. He is also the editor of “Wall Street Guanxi: How Chinese Companies Can Maximize Their Value in the U.S. Capital Markets”, a trade paperback published in Chinese by Beijing University Press in 2007. Mr. Levinson graduated summa cum laude from the University at Buffalo in 1994 with a double major in accounting and finance. Mr. Levinson’s track record as a U.S. Certified Public Accountant for 19 years, and his long experience in China were factors viewed favorably by the Board in selecting Mr. Levinson for a directorship. Specifically, Mr. Levinson’s experience as a manager at the “Big 4” firms of Deloitte and Touche, his work as a U.S. Certified Public Accountant, and his academic achievements were factors in leading to this recommendation.

WILLIAM KWOK KEUNG TSUI, join the Company’s Board of Directors on December 1, 2015. Mr. Tsui has extensive experience in trading, manufacturing, property management and development and corporate finance and management. In 2002, he founded Smith Naturals (China) Ltd., a subsidiary of Smith Naturals (USA) LLC, a manufacturer of herbal natural supplements and cosmetic products and has been serving as its Executive Director in charge of marketing since its inception. In 2004, he founded Jewels4Teens (China) Ltd., a jewelry and fashion accessories company and has been serving as its Executive Director for marketing since its incorporation. In 1988, he founded Adeble Enterprises Ltd., which introduces high tech food processing machinery to China, and has been the company’s managing director. In 1985, he founded Hua Xing Industrial Ltd. and served as director. He also managed the China Trade department of Kemklen Industrial Co. Ltd. from 1984 to 1985. Mr. Tsui holds a bachelor’s degree in civil engineering from McGill University in Canada. Mr. Tsui’s extensive executive experience in the China-related manufacturing, corporate finance and management spheres led to our conclusion that he is well qualified to serve as a director of the Board.

Directors and Officers of Hong Kong Takung

Di Xiao, our present Chief Executive Officer, Chief Financial Officer and Chairman is also the founder and sole director and officer (General Manager) of Hong Kong Takung. Under Hong Kong Takung’s Articles of Association and Hong Kong law, Hong Kong Takung is managed by the General Manager who is appointed and supervised by the Board of Directors. A director is appointed by the stockholders for a term of one year or until the next Annual General Meeting and can be re-elected for consecutive terms.

Directors and Officers of Shanghai Takung

Mr. Zishen Li is the General Manager of Shanghai Takung.

Mr. Li has extensive experience in working in the Chinese art industry since 2009. He is familiar with storage, appraisal and other procedures related to the trading of artworks. He also has expertise in internet application and online artwork trading. He served as the assistant general manager of Tianjin Culture and Artwork Exchange Co., Ltd. from 2009 to 2014. Mr. Li was engaged in customer service related work at WuXi AppTec (NYSE: WX) from 2006 to 2008. He graduated from Zhejiang University of Technology with a Bachelor of Science degree in 2006, and completed the postgraduate studies in industrial economics at Nankai University in 2013.

Mr. Li has been a Vice President of Hong Kong Takung since March 1, 2015. He was subsequently appointed as the General Manager of Shanghai Takung with effect from July 28, 2015. The employment with Mr. Li can be terminated by either party by giving at least one month notice. Mr. Li reports to Mr. Di Xiao, the CEO of Takung Art Co., Ltd.

Term of Office

Our directors hold their positions until the next annual meeting of stockholders and until their successor is elected and qualified by our stockholders, or until their earlier death, retirement, resignation or removal.

Board Committees

Audit Committee. We intend to establish an audit committee of the Board which will consist of soon-to-be-nominated independent directors. The audit committee’s duties will be to recommend to the Board the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Audit Committee Financial Expert. The Board currently acts as our audit committee. The Board is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K and directors that are “independent” as that term is used in Section 10A of the Exchange Act.

Compensation Committee. We intend to establish a compensation committee of the Board. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers.

Nominating Committee. We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officers and principal financial officer, principal accounting officer or controller, or persons performing similar functions and also to other employees.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to the compensation of each of the named executive officers for services provided in all capacities to Takung Art Co., Ltd and its subsidiaries, HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd and Takung (Shanghai) Co., Ltd in the fiscal years ended December 31, 2015 and 2014 in their capacity as such officers. Mr. Di Xiao, our present chief executive officer and chief financial officer and director, and Mr. Jerett A. Creed, our former chief executive officer, chief financial officer and director received no additional compensation for their services as director. No other executive officer or former executive officer received more than $100,000 in compensation in the fiscal years reported.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Base Compensation (annual, unless otherwise noted)	Bonus	Stock Options	Total Annual
Di Xiao CEO, CFO and Director (1)	2015	$37,161.72	$4,645.22	-	$41,806.94
	2014	$18,469	$46,424	-	$64,893
Jerett A. Creed; Former CEO and Director (2)	2015	-	-	-	-
	2014	$96,129	-	-	$96,129

(1)	In connection with the Reverse Merger, Di Xiao was appointed as our new Chief Executive Officer, Chief Financial Officer and director effective from October 20, 2014. He also received a bonus of $46,424 (HK$360,000) for the year 2014. For the year ended December 31, 2015, Mr. Xiao received an apportioned salary of $37,161.72 and an apportioned bonus of $4,645.22. His compensation is apportioned between Takung Art Co., Ltd and its subsidiary, HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd to reflect the time he spends on the affairs of both entities.

(2)	Jerett A. Creed was our former Chief Executive Officer and director until his resignation on October 20, 2014 in connection with the Reverse Merger.

Employment Agreements

Our former CEO, Mr. Creed's employment agreement provided an annual compensation of $120,000 per year. Additionally the agreement provided for 5% accrued annual interest on the outstanding principle balance for any funds advanced to us or unreimbursed by us from the employee for recognized business expenses. The employment agreement with Mr. Creed was terminated upon his resignation from all positions he held with us on October 20, 2014.

Operating Subsidiary Executive Compensation Summary

The table below sets forth the positions and compensations for the sole officer and director of Hong Kong Takung for the years ended December 31, 2015 and 2014.

Name	Year	Annual Salary ($)		Bonus ($)	Total ($)
Di Xiao	2015	86,710.80	(2)	10,838.85	97,549.65
Managing Director	2014	92,887.05	(1)	-	92,887.05	(1)

(1)     Mr. Xiao received a monthly compensation of $7,741 (HK$60,000).

(2)     Mr. Xiao’s monthly compensation was adjusted to $10,322.71 (HK$80,000) per his employment agreement with Hong Kong Takung dated June 1, 2014. His compensation is apportioned between Takung Art Co., Ltd and its subsidiary, HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd to reflect the time he spends on the affairs of both entities.

Operating Subsidiary Employment Agreements

Mr. Xiao entered into an employment agreement with Hong Kong Takung on June 1, 2014 whereby he agreed to serve as Hong Kong Takung’s General Manager and Managing Director. Pursuant to such employment agreement, Mr. Xiao is entitled to a monthly salary of $10,322.71 (HK$80.000), which will be reviewed annually in January. The employment agreement may be terminated by either party upon one month’s advance notice.

Mr. Li has been a Vice President of Hong Kong Takung since March 1, 2015. He was subsequently appointed as the General Manager of Shanghai Takung with effect from July 28, 2015. The employment with Mr. Li can be terminated by either party by giving at least one month notice.

Compensation of Directors

The following table sets forth the compensation received by our directors in fiscal year 2015 in their capacity as directors.

Name and Principal Position	Fee earned or paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Di Xiao Chief Executive Officer, Chief Financial Officer and director (1)	-	-	-	-	-	-	-
Joseph Levinson Director (2)	$3,333.33	-	-	-	-	-	$3,333.33
William Kwok Keung Tsui (2)	$3,333.33	-	-	-	-	-	$3,333.33

(1) Mr. Di Xiao receives no compensation for his services as director.

(2) Messers. Joseph Levinson and William Kwok Keung Tsui joined the Company as its directors on December 1, 2015. Pursuant to their offer letters, they will be eligible to participate in the Company’s non-executive director compensation program, under which they will receive an annual cash compensation of $40,000 (payable quarterly in advance on the first business day of each calendar quarter) for serving as a director and an additional $10,000 cash payment if they serve as the chairman of the Board committees. They will also be entitled to receive 5,000 restricted shares of Common Stock of the Company every year, which shares will vest in four equal quarterly installments. The Company will reimburse their reasonable and properly documented expenses in connection with the performance of their responsibilities.

Option Grants Table

There are no individual grants or stock options to purchase our Common Stock through the date of this prospectus.

Outstanding Equity Awards at Fiscal Year-End

There were no options outstanding as of December 31, 2015.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the fiscal year ended December 31, 2015.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards in the last completed fiscal year under any LTIP.

  DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company , we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except for the ownership of our securities, and except as set forth below, none of the directors, executive officers, holders of more than five percent of our outstanding Common Stock, or any member of the immediate family of any such person have, to our knowledge, had a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect our company.

Pursuant to Section 3.1 and 3.2 of the employment agreement with our former CEO, Mr. Jerett Creed dated April 22, 2009, loans to the Company may be made by Mr. Creed from time to time for general working capital purposes and the terms of any loans are to be covered by a separate loan agreement. If insufficient cash is available to reimburse Mr. Creed for necessary and reasonable expenses, interest shall accrue at 5% annually on such amounts. Mr. Creed may also elect at his sole discretion the option of converting any outstanding salary balance to equity at a conversion price to be determined by the Company.

On November 20, 2015, we entered into a Consulting Agreement with Regeneration Capital Group, LLC for the provision of certain consulting and advisory services, including without limitation, assisting in the preparation of Company financial projections, business plans, executive summaries and website, and recruiting qualified directors and officers. In consideration for providing such services, the Company issued to Capital Group, LLC 487,000 restricted shares of Common Stock (the “Compensation Shares”) which are placed in an escrow account maintained with the Company’s attorneys until either (i) the Company has successfully listed its securities on the NASDAQ or other U.S. securities exchange on or before December 31, 2016, whereupon the Compensation Shares shall be forthwith delivered to Regeneration or (ii) if the Company is unsuccessful in listing its securities on the NASDAQ or other U.S. securities exchange on or before December 31, 2016, the Compensation Shares shall be returned to the Company for cancellation. Regeneration Capital Group, LLC shall be entitled to “piggy-back” registration rights with respect to the Compensation Shares.

Other Related Transactions of Hong Kong Operating Entity and Shanghai Operating Entity

Related Transactions Prior to Reverse-Merger

Except as disclosed above, no executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serve as a trustee or in a similar capacity or has a substantial beneficial interest in is or has been indebted to us at any time since the beginning of our last fiscal year.

Procedures for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Director Independence

Except as reported above, our sole officer and director, Mr. Di Xiao, does not hold any directorships in other reporting companies and does not qualify as an “independent director” under the NASDAQ Listing Rule 5605(a)(2).

SELLING STOCKHOLDERS

The securities being offered hereunder are being offered by the selling stockholders listed below or their respective transferees, pledgees, donees or successors. Each selling stockholder may from time to time offer and sell any or all of such selling stockholder’s shares that are registered under this prospectus. Because no selling stockholder is obligated to sell shares, and because the selling stockholders may also acquire publicly traded shares of our Common Stock, we cannot accurately estimate how many shares each selling stockholder will own after the offering.

All expenses incurred with respect to the registration of the Common Stock covered by this prospectus will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by any selling stockholder in connection with the sale of shares.

None of the selling stockholders is a broker dealer or an affiliate of a broker dealer that has any agreement or understanding to distribute any of the shares being registered.

Except as set forth below or in the section “Recent Sales of Unregistered Securities” below, none of the selling stockholders has been an officer or director of the Company or any of its predecessors or affiliates within the last three years, nor has any selling stockholder had a material relationship with the Company.

The table set forth below lists the names of the selling stockholders as well as the number of shares of Common Stock acquired by each of the selling stockholders that are being registered.

Each selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale. A selling stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

After due inquiry and investigation and based on information provided by the selling stockholders, none of the selling stockholders has an existing short position in our Common Stock.

Other than as described in this prospectus, we have not in the past three years engaged in any securities transaction with any of the selling stockholders, any affiliates of the selling stockholders, or, after due inquiry and investigation, to the knowledge of the management of the Company, any person with whom any selling stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons).

In addition, other than in connection with the contractual obligations set forth in subscription agreements with the selling stockholders and the Consulting Agreement, we do not have any agreement or arrangement with any selling stockholder with respect to the performance of any current or future obligations.

The following table sets forth, with respect to the selling stockholders (i) the number of shares of Common Stock beneficially owned as of January 26, 2016 and prior to the offering contemplated hereby, which includes shares of Common Stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date, (ii) the maximum number of shares of Common Stock which may be sold by the selling stockholders under this prospectus, and (iii) the number of shares of Common Stock which will be owned after the offering by the selling stockholders. All stockholders listed below are eligible to sell their shares. The percentage ownerships set forth below are based on 11,119,276 shares outstanding as of the date of this prospectus.

Name of Stockholder	Total Number of Shares of Common Stock Held Prior to Offering	Number of Shares of Common stock Held and Offered Pursuant to this Prospectus	Shares Beneficially Owned Before Offering (Percentage) (1) (2)		Shares Beneficially Owned After the Offering (Number) (1)	Shares Beneficially Owned After the Offering (Percentage) (2)
Xiuli He	17,000	17,000	*	%	0	0
Chi Keung Jupiter Leung	20,000	20,000	*	%	0	0
Zhenhao Fu	25,000	25,000	*	%	0	0
Cheng Zhao	25,000	25,000	*	%	0	0
Yeung Katherine Ko	33,000	33,000	*	%	0	0
Yang Guo	50,000	50,000	*	%	0	0
Jin Chen	55,000	55,000	*	%	0	0
Min Zhang	55,000	55,000	*	%	0	0
Chunrong Song	60,000	60,000	*	%	0	0
Suyan Ye	70,000	70,000	*	%	0	0
Lu Wang	100,000	100,000	*	%	0	0
Li Li	115,000	115,000	1.0%		0	0
Jiang Lu	187,500	187,500	1.7%		0	0
Xiaoqian Xu	187,500	187,500	1.7%		0	0
Regeneration Capital Group, LLC (3)	487,000	487,000	4.4%		0	0

*Less than 1%

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person as the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of Common Stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2)	As of January 26, 2016, there were 11,119,276 shares of our Common Stock issued and outstanding. In determining the percent of Common Stock beneficially owned by a selling stockholder on January 26, 2016, (a) the numerator is the number of shares of Common Stock beneficially owned by such selling stockholder (including shares that he has the right to acquire within 60 days of January 26, 2016), and (b) the denominator is the sum of (i) the 11,119,276 shares of Common Stock outstanding on January 26, 2016 and (ii) the number of shares of Common Stock which such selling stockholder has the right to acquire within 60 days of January 26, 2015.

(3)	Richard Kaufman and Ronald Altbach share equally the voting and investment control over the shares held by Regeneration Capital Group, LLC.

PLAN OF DISTRIBUTION

The selling stockholders may sell the Common Stock offered by this prospectus directly or through brokers or dealers who may act solely as agents or may acquire Common Stock as principals. Such sales may be made at prevailing market prices, at prices related to such prevailing market prices, or at variable prices negotiated between the sellers and purchasers. The selling stockholders may distribute the Common Stock in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales through the facilities of the Over-the-Counter markets (if a market maker successfully applies for inclusion of our Common Stock in such market) or other market;
•	privately negotiated transactions;

•	transactions involving cross or block trades or otherwise on the open market;
•	sales “at the market” to or through market makers or into an existing market for the Common Stock;
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;
•	through transactions in puts, calls, options, swaps or other derivatives (whether exchange listed or otherwise); or
•	any combination of the above, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of Common Stock, or options or other transactions that require delivery by broker-dealers of the Common Stock.

The selling stockholders and/or the purchasers of Common Stock may compensate brokers, dealers, underwriters or agents with discounts, concessions or commissions (compensation may be in excess of customary commissions). The selling stockholders and any broker dealers acting in connection with the sale of the shares being registered may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. We do not know of any arrangements between the selling stockholders and any broker, dealer, or agent relating to the sale or distribution of the shares being registered.

We and the selling stockholders and any other persons participating in a distribution of our Common Stock will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, these parties and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions.

The selling stockholders may sell any securities that this prospectus covers under Rule 144 of the Securities Act rather than under this prospectus if they qualify.

We cannot assure you that the selling stockholders will sell any of their shares of Common Stock.

In order to comply with the securities laws of certain states, if applicable, the selling stockholders will sell the Common Stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the selling stockholders may not sell or offer the Common Stock unless the holder registers the sale of the shares of Common Stock in the applicable state or the applicable state qualifies the Common Stock for sale in that state, or the applicable state exempts the Common Stock from the registration or qualification requirement.

We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus (estimated to be $37,000). However each selling stockholder is responsible for paying any discounts, commissions and similar selling expenses they incur.

DESCRIPTION OF SECURITIES

The Company is authorized to issue One Billion (1,000,000,000) shares of Common Stock.

Common Stock

Presently, there are Eleven Million One Hundred Nineteen Thousand Two Hundred and Seventy-Six (11,119,276) (post Reverse Stock Split) shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of the Company‘s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company‘s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company‘s certificate of incorporation. Holders of Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the Common Stock.

Option/ Warrant/Convertible Security

We do not have any other outstanding options, warrants or convertible securities.

LEGAL MATTERS

Our legal counsel, Sichenzia Ross Friedman Ference LLP, located at 61 Broadway, New York, NY 10006, is passing on the validity of the issuance of the Common Stock offered under this prospectus.

EXPERTS

Our financial statements as of and for the years ended December 31, 2013 and 2014, included in this prospectus, have been audited by AWC (CPA) Limited (formerly, Albert Wong & Co., CPA), our independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated under the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in us or our parents or subsidiaries, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

(a) Dismissal of Farber Hass Hurley LLP

On October 20, 2014, we dismissed Farber Hass Hurley LLP (“Farber”) as our independent registered public accounting firm.

The report of Farber on the Company’s financial statements for the fiscal years ended July 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. The report did include an explanatory paragraph about the uncertainty as to the Registrant's ability to continue as a going concern. During the period of Farber’s engagement as the Company’s independent registered public accounting firm through October 20, 2014 (the “Engagement Period”), there were no disagreements as defined in Item 304 of Regulation S-K with Farber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Farber, would have caused it to make reference in connection with any opinion to the subject matter of the disagreement. Further, during the Engagement Period, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(b) Engagement of AWC (CPA) Limited

On October 20, 2014, the Board of Directors appointed AWC (CPA) Limited, formerly Albert Wong & Co (“AWC”), an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as our independent registered public accounting firm. During our two most recent fiscal years through October 20, 2014, neither us nor anyone on our behalf consulted AWC regarding either (1) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter regarding us that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Farber a copy of this report prior to its filing with the SEC and has requested that Farber furnish a letter addressed to the SEC stating whether it agrees with the statements above. A copy of this letter dated October 21, 2014 is filed as an exhibit to the Company’s current report on Form 8-K filed with the SEC on October 22, 2014.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC for the shares of Common Stock the selling stockholders are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section at the SEC at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

Takung Art Co., Ltd

Flat/RM 03-04 20/F Hutchison House 10 Harcourt Road, Central, Hong Kong

+852 3158 0977

Attention: Chief Executive Officer

TAKUNG ART CO., LTD.

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of Takung Art Company Limited and subsidiaries ("the Company") as of December 31, 2014 and 2013 and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 included in the Company’s Item 9A “Controls and Procedures” in the Annual Report on Form 10-K and, accordingly, we do not express an opinion thereon.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Takung Art Company Limited and subsidiaries as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Hong Kong, China	/s/ AWC (CPA) Limited
March 31, 2015	Certified Public Accountants

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Takung Art Co., Ltd.

Consolidated Balance Sheets

(Stated in U.S. Dollars)

	December 31,	December 31,
	2014	2013

ASSETS
Current assets
Cash	$2,355,839	$260,187
Restricted cash	6,865,821	3,660,885
Deposit	73,852	73,565
Account receivables	291,496	59,325
Other Receivables	295,870	-
Prepayment	183,083	36,671
Total current assets	10,065,961	4,090,633

Non-current assets
Property and equipment, net	1,037,758	776,920
Intangible assets	20,547	-
Deferred tax assets	-	27,513
Prepayment – non-current	-	43,720
Total non-current assets	1,058,305	848,153
Total assets	$11,124,266	$4,938,786
LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accounts payables and other accruals	$1,891,525	$567,712
Customer deposits	6,865,821	3,660,885
Amount due to director	2,730	-
Tax payables	249,092	-
Total current liabilities	9,009,168	4,228,597

Deferred tax liabilities	66,555	31,060
Total non-current liabilities	66,555	31,060
Total liabilities	9,075,723	4,259,657

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Common stock (1,000,000,000 shares authorized; $0.001 par value; 9,332,267 shares issued and outstanding as of December 31, 2014; 8,399,040 shares issued and outstanding as of December 31, 2013)	9,332	8,399
Additional paid-in capital	2,570,098	2,571,680
Subscription receivables	(1,896,548)	(1,896,548)
Retained earnings (accumulated deficit)	1,365,868	(3,669)
Accumulated other comprehensive loss	(207)	(733)
Total stockholders’ equity	2,048,543	679,129
Total liabilities and stockholders’ equity	$11,124,266	$4,938,786

The accompanying notes are an integral part of these consolidated financial statements.

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Takung Art Co., Ltd.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Stated in U.S. Dollars)

	For the Year Ended December 31,
	2014	2013

Revenue	$4,719,862	$358,848

Cost of revenue	(434,379)	(153,161)
Gross profit	4,285,483	205,687

Operating expenses
General and administrative expenses	(2,605,985)	(205,821)

Income (loss) from operations	1,679,498	(134)

Other income	2,085	10

Income (loss) before income tax expense	1,681,583	(124)
Provision for income taxes	(312,046)	(3,545)

Net income (loss)	1,369,537	(3,669)

Foreign currency translation adjustment	526	(733)

Comprehensive income(loss)	$1,370,063	$(4,402)

Earnings (loss) per common share – basic and diluted	$0.01	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	8,583,129	8,399,040

The accompanying notes are an integral part of these consolidated financial statements.

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Takung Art Co., Ltd.

Consolidated Statements of Stockholders Equity

(Stated in U.S. Dollars)

	Number	Common	Additional paid-in	Subscription	Retained	Comprehensive	Stockholders'
	of shares	stock	capital	receivable	earnings	income	equity
Balance, December 31, 2012	8,399,040	$8,399	$571,740	$(2,580,079)	$-	$-	$-

Receipt of subscriptions due from shareholders	-	-		683,531	-	-	683,531

Net loss for the period	-	-	-		(3,669)	-	(3,669)

Foreign currency translation adjustment	-	-	-		-	(733)	(733)

Balance, December 31, 2013	8,399,040	8,399	571,740	(1,896,548)	(3,669)	(733)	679,129

Reverse merger recapitalization	933,227	933	(1,582)				(649)

Net income for the period	-	-	-		1,369,537	-	1,369,537

Foreign currency translation adjustment	-	-	-		-	526	526

Balance, December 31, 2014	9,332,267	9,332	2,570,098	(1,896,548)	1,365,868	(207)	2,048,543

The accompanying notes are an integral part of these consolidated financial statements.

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Takung Art Co., Ltd.

Consolidated Statements of Cash Flows

(Stated in U.S. Dollars)

	For the Year	For the Year
	Ended December 31,	Ended December 31,
	2014	2013

Cash flows from operating activities:
Net income (loss)	$1,369,537	$(3,669)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	216,479	63,857
Changes in operating assets and liabilities:
Deposit	(300)	(73,539)
Other receivables	(295,817)	-
Prepayment	(102,687)	(80,364)
Account receivables	(232,140)	(59,305)
Restricted cash	(3,204,936)	(3,660,885)
Due to directors	2,729	-
Customer deposits	3,203,726	3,660,885
Deferred tax assets	27,504	(27,504)
Deferred tax liabilities	35,494	31,049
Provision for Profits Tax	249,048	-
Account payables and other accruals	1,323,024	335,457
Net cash provided by operating activities	2,591,661	185,982

Cash flows from investing activities:
Deposit for property, plant and equipment	(477,399)	(608,450)
Deposit of Intangible assets	(20,543)	-
Net cash used in investing activities	(497,942)	(608,450)

Cash flows from financing activities:
Proceeds from issuance of shares	-	683,531
Net cash provided by financing activities	-	683,531

Effect of exchange rate change on cash and cash equivalents	1,933	(876)

Net increase in cash and cash equivalents	2,095,652	260,187

Cash and cash equivalents, beginning balance	260,187	-

Cash and cash equivalents, ending balance	$2,355,839	$260,187

Supplemental cash flows information:
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

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Takung Art Co., Ltd.

Notes to Financial Statements

(Stated in U.S. Dollars)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Takung Art Co., Ltd.(the “Company” or “Takung Art”), a Delaware corporation (formerly Cardigant Medical Inc.) through HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd. (“Takung”), a Hong Kong company and our wholly owned subsidiary, operates an electronic online platform located at www.takungae.com for artists, art dealers and art investors to offer and trade in valuable artwork.

HongKong Takung Assets & Equity of Artworks Exchange Co., Ltd. (“Takung”) was incorporated in Hong Kong on September 17, 2012 and operates an electronic online platform for offering and trading artwork. For the period from September 17, 2012 (inception) to December 31, 2012, there was no operation except the issuance of shares for subscription receivable. We generate revenue from our services in connection with the offering and trading of artwork on our system, primarily consisting of listing fees, trading commissions, and management fees. We conduct our business primarily in Hong Kong, People’s Republic of China.

REVERSE MERGER

On October 20, 2014, Cardigant Medical Inc. (or “Cardigant”) acquired all the issued and outstanding shares of Takung, a privately held Hong Kong corporation, pursuant to the Share Exchange Agreement and Takung became the wholly owned subsidiary of Cardigant in a reverse merger, or the Merger. Pursuant to the Merger, all of the issued and outstanding shares of Takung common stock were converted, at an exchange ratio of 10.4988-for-1, into an aggregate of 209,976,000 shares of Cardigant common stock and Takung became a wholly owned subsidiary of Cardigant. The holders of Cardigant’s common stock as of immediately prior to the Merger held an aggregate of 23,330,662 shares of Cardigant’s common stock, The accompanying financial statements share and per share information has been retroactively adjusted to reflect the exchange ratio in the Merger. Subsequent to the Merger, Cardigant’s name was changed from “Cardigant Medical Inc.” to “Takung Art Co., Ltd.”.

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Under generally accepted accounting principles in the United States, (“U.S. GAAP”) because Takung’s former stockholders received the greater portion of the voting rights in the combined entity and Takung’s senior management represents all of the senior management of the combined entity, the Merger was accounted for as a recapitalization effected by a share exchange, wherein Takung is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of Takung have been brought forward at their book value and no goodwill has been recognized. Accordingly, the assets and liabilities and the historical operations that are reflected in Takung's consolidated financial statements are those of Takung and are recorded at the historical cost basis of Takung.

The results of operations of the acquired Cardigant business have been included in the consolidated statement of operations since the date of Merger.

Unless otherwise indicated or the context otherwise requires, references to “the Company” refer to Takung Art Co., Ltd. Disclosures relating to the pre-merger business of Takung, unless noted as being the business of Cardigant prior to the Merger, pertain to the business of Takung prior to the Merger.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information article 10 of Regulation S-X.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

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Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

         Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

         Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

         Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of December 31, 2014.

Comprehensive Income

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. For the year ended December 31, 2014, the Company’s comprehensive income includes net income and foreign currency translation adjustments.

Foreign Currency Translation

The functional currency of the Company is the Hong Kong Dollar (“HKD”).

The reporting currency of the Company is the United States Dollar (“USD”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on re-translation of monetary items at period-end are included in income statement of the period.

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For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in USD at the exchange rates on the balance sheet dates, which are 7.7531 and 7.7539 as of December 31, 2014 and December 31, 2013 respectively; stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rates during the years, which are 7.7545 and 7.7565 for the years ended December 31, 2014 and 2013 respectively. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of December 31, 2014 and 2013, the Company’s cash and cash equivalents amounted $2,355,839 and $260,187, respectively. All of the Company’s cash deposit is held in a financial institution located in Hong Kong where there is currently regulation mandated on obligatory insurance of bank accounts.

Restricted Cash

Restricted cash represents the cash deposited by the traders (“buyers and sellers”) into a specific bank account under Takung (“the broker’s account”) in order to facilitate the trading shares of the artwork. The buyers are required to have their funds transferred to the broker’s account before the trading take place. Upon the delivery of the shares, the seller will send instructions to the bank, requesting the amount to be transferred to their personal account. After deducting the commission and the management fee as per Takung, the bank will transfer the remainder to the seller’s personal account. Except for instructing the bank to deduct the commission and management fee, Takung has no right to manipulate any funds in the broker’s account. Restricted cash amounted $6,865,821 and $3,660,885 as of December 31, 2014 and 2013 respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains or losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred.

Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets' estimated residual value:

Classification	Estimated useful life
Furniture, fixtures and equipment	5 years
Leasehold improvements	3 years
Computer trading and clearing system	5 years

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Long-lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When these events occur, the Company assesses the recoverability of these long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the future undiscounted cash flow is less than the carrying amount of the assets, the Company recognizes an impairment equal to the difference between the carrying amount and fair value of these assets.

No impairments were recorded during the years ended December 31, 2014 and 2013, respectively.

Revenue Recognition

The Company generates revenue from its services in connection with the offering and trading of artwork on our system, primarily consisting of listing fees, trading commissions, and management fees.

We recognize revenue once all of the following criteria have been met:

•	persuasive evidence of an arrangement exists;

•	delivery of our obligations to our customer has occurred;

•	the price is fixed or determinable; and

•	collectability of the related receivable is reasonably assured

Listing fee-The Company collects a listing fee once the ownership shares of the artwork are listed and successfully traded on our system, based on the agreed percentage of the total offering price. This amount is collected from the money raised from the issuance of such shares accounted as the listing fee revenue accordingly. When the ownership shares of the artwork is listed and starts trading on our system, the Original Owner and/or the Offering Agent shall pay us a one-time offering fee and a listing deposit. The offering fee is determined based on many factors, such as the type of artwork and the offering size. We generally charge approximately 22.5-31% of the total offering price for calligraphies, paintings and jewelry, which are currently the major types of artwork listed and traded on our system. Listing fee revenues were $1,774,461 and $290,078 for the years ended December 31, 2014 and 2013, respectively.

Commission-The Company charges trading commissions for the purchase and sale of the ownership shares of the artworks. The commission is typically 0.3% of the total amount of each transaction, but as an initial promotion, we currently charge a reduced fee of 0.2% of the total transaction amount with the minimum charge of $0.13 (HK$1). As part of the referral incentive program, the Company would rebate 5% of the commission earned from the transaction to the related referrer. The commission is accounted for as revenue and immediately deducted from the proceeds from the sales of artwork units when a transaction is completed. Commission revenues were $2,832,158 and $66,477 for the years ended December 31, 2014 and 2013, respectively.

Management fee-The Company charges management fees for covering the insurance, storage, and transportation for an artwork and trading management of artwork units, which are calculated at $0.0013 (HK$0.01) per 100 artwork ownership shares per day. The management fee is accounted for as revenue, and immediately deducted from the proceeds from the sales of artwork ownership shares when a transaction is completed. Management fee revenues were $113,243 and $2,293 for the years ended December 31, 2014 and 2013, respectively.

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Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Earnings (loss) per share

Basic earnings (loss) per share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net income by the weighted-average number of common shares and dilutive potential common shares outstanding during the period.

As of December 31, 2014 and December 31, 2013, respectively, there were no outstanding securities or other contracts to issue common stock, such as options, warrants or conversion rights, which would have a dilutive effect on earnings per share.

Reverse Stock Split

On August 10, 2015, the Company’s board of directors and a majority of the Company’s stockholders approved a reverse stock split of its issued and outstanding shares of Common Stock at a ratio of 1-for-25.

Upon filing of the Certificate of Amendment, every twenty-five shares of the Company’s issued and outstanding Common Stock were automatically converted into one issued and outstanding share of Common Stock, without any change in par value per share. All references made to share or per share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the 1-for-25 reverse stock split.

Intangible Assets

Intangible assets represent the Company’s trademark. For intangible assets with indefinite lives, the Company evaluates intangible assets for impairment at least annually and more often whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. The Company has not recorded impairment of intangible assets as of December 31, 2014 and 2013.

Recent Accounting Pronouncements

Income Statement-Extraordinary and Unusual Items: In January 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2015-01 about Income Statement-Extraordinary and Unusual Items (Subtopic 225-20). ASU 2015-01 addresses the elimination from U.S. GAAP the concept of extraordinary items. Presently, an event or transaction is presumed to be an ordinary and usual activity of the reporting entity unless evidence clearly supports its classification as an extraordinary item. If an event or transaction meets the criteria for extraordinary classification, an entity is required to segregate the extraordinary item from the results of ordinary operations and show the item separately in the income statement, net of tax, after income from continuing operations. This amended guidance will prohibit separate disclosure of extraordinary items in the income statement. This amendment is effective for years, and interim periods within those years, beginning after December 15, 2015. Entities may apply the amendment prospectively or retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the year of adoption. The Company intends to adopt the accounting standard during the first quarter of 2016, as required, with no material impact.

Disclosure of Going Concern Uncertainties:    In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), to provide guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. ASU 2014-15 is effective for us in our fourth quarter of fiscal 2017 with early adoption permitted. We do not believe the impact of our pending adoption of ASU 2014-15 on the Company’s financial statements will be material.

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Revenue Recognition:    In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for us in our first quarter of fiscal 2018 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09; or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09. The adoption of this ASU is not expected to have a material impact on the Company's consolidated financial statements.

3. PROPERTY AND EQUIPMENT, NET

	December 31, 2014	December 31, 2013

Cost
Furniture, fixtures and equipment	$54,429	$71,691
Leasehold improvements	139,686	139,672
Computer trading and clearing system	1,125,316	629,435
Sub-total	1,319,431	840,798
Less: accumulated depreciation	(281,673)	(63,878)
Property and equipment, net	$1,037,758	$776,920

Depreciation expenses were $216,479 and $63,878 for the years ended December 31, 2014 and 2013, respectively.

4. INTANGIBLE ASSETS

Intangible assets consist of the Company’s trademarks with indefinite useful life. The intangible assets were $20,547 and $0 as of December 31, 2014 and 2013, respectively.

5. ACCOUNT PAYABLES AND OTHER ACCRUALS

Account payables and other accruals as of December 31, 2014 and 2013 consisted of:

	December 31,	December 31,
	2014	2013

Trading and clearing system	$1,293,676	$535,877
Accruals for professional fees	73,420	7,590
Accruals for consulting fees	413,900	-
Accruals for office rental	11,437	19,901
Payroll payables	297	1,705
Other payables	98,795	2,639
Total Account payables and other accruals	$1,891,525	$567,712

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6. INCOME TAXES

United States of America

As of December 31, 2014, the Company in the United States had $109,162 in net operating loss carry forwards available to offset future taxable income. Federal net operating losses can generally be carried forward twenty years. The deferred tax assets as of December 31, 2014 consist mainly of net operating loss carry forwards. Due to the uncertainty of the realization of the related deferred tax assets of $37,115, a reserve equal to the amount of deferred income taxes has been established as of December 31, 2014. The Company has provided 100% valuation allowance to the deferred tax assets as of March 31, 2014 of $37,115. There was no net operating loss carry forwards or deferred tax assets for the year ended December 31, 2013.

Hong Kong

The provision for current income taxes of the subsidiary operating in Hong Kong has been calculated by applying the current rate of taxation of 16.5% for the year ended December 31, 2014 and 2013, if applicable.

The income tax expenses were $312,046 and $3,545 for the years ended December 31, 2014 and 2013, respectively.

The income tax provision consists of the following components:

	December 31, 2014	December 31, 2013
Current:
Federal	$-	$-
Foreign	249,049	-
Total current	249,049	-
Deferred:
Federal	$-	$-
Foreign	62,997	3,545
Total deferred	62,997	3,545
TOTAL PROVISION FOR INCOME TAXES	312,046	3,545

A reconciliation between the Company’s effective tax rate and the U.S. federal statutory rate is as follow:

	December 31, 2014	December 31, 2013
Income (loss) before income tax expense	$1,681,583	$(124)

Provision for taxes at 16.5%	277,461	(20)
Income not subject to income tax	(245)	(2)
Expenses not deductible for tax purposes	18,012	-
Tax losses previously recognized and reversed	27,513	-
Others	(10,695)	3,567

TOTAL PROVISION FOR INCOME TAXES	312,046	3,545

The approximate tax effects of temporary differences, which give rise to the deferred tax assets and liabilities, are as follows:

	As of December 31,
	2014	2013
Deferred tax assets:
Net operating losses	$37,115	$27,513
Total deferred tax assets	37,115	27,513
Valuation allowance	(37,115)	-
Deferred tax asset, net of valuation allowance	-	27,513

Deferred tax liabilities
Property, plant and equipment, principally due to differences in depreciation	(66,555)	(31,060)
Deferred tax liability	$(66,555)	$(31,060)

The Company did not have any interest and penalties related to uncertain tax positions in our provision for income taxes line of our consolidated statements of operations for the years ended December 31, 2014 and 2013. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

7. COMMITMENTS

Capital Commitments

The Company purchased property, plant and equipment which the payment was due within one year. As of December 31, 2014 and 2013, the Company has capital commitments of $499,929 and $0, respectively.

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Operation Commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and the dormitory, as well as hardware trading platform as of December 31, 2014 are payable as follows:

Year ending December 31, 2015	$236,596

Year ending December 31, 2016	89,591

Year ending December 31, 2017	-

Total	$326,187

Rental expenses of the Company were $219,183 and $79,116 for the years ended December 31, 2014 and 2013 respectively.

8. SUBSEQUENT EVENT

The Company evaluated and concluded that no subsequent events have occurred that would require recognition or disclosure in the consolidated financial statements.

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TAKUNG ART CO., LTD

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2015	December 31, 2014

ASSETS
CURRENT ASSETS
Cash & equivalents	$4,591,681	$2,355,839
Restricted cash	14,719,845	6,865,821
Deposits	191,595	73,852
Accounts receivables	291,617	291,496
Other receivables	50,536	295,870
Prepayment	745,584	183,083
Due from director	502	-
Total current assets	20,591,360	10,065,961

PROPERTY AND EQUIPMENT, net	1,304,020	1,037,758
INTANGIBLES, net	20,555	20,547

TOTAL ASSETS	$21,915,935	$11,124,266

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$14,987	$-
Accrued expenses and other payables	534,141	1,891,525
Customer deposits	14,719,845	6,865,821
Due to director	-	2,730
Tax payables	744,875	249,092
Total current liabilities	16,013,848	9,009,168

NON-CURRENT LIABILITIES
Deferred tax liabilities	$51,261	$66,555
Total non-current liabilities	51,261	66,555

TOTAL LIABILITIES	16,065,109	9,075,723

STOCKHOLDERS' EQUITY
Common stock, 1,000,000,000 shares authorized; $0.001 par value; 9,632,267 shares issued and outstanding at September 30, 2015; 9,332,267 shares issued and outstanding at December 31, 2014	9,632	9,332
Additional paid-in capital	2,755,798	2,570,098
Subscription receivables	-	(1,896,548)
Retained earnings	3,081,213	1,365,868
Accumulated other comprehensive loss	4,183	(207)
Total stockholders' equity	5,850,826	2,048,543
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$21,915,935	$11,124,266

The accompanying notes are an integral part of these condensed financial statements.

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TAKUNG ART CO., LTD

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014 (restated)	2015	2014 (restated)
Revenue	$2,706,388	$921,860	$4,917,368	$2,435,448

Cost of revenue	(214,530)	(119,156)	(592,342)	(296,029)

Gross profit	2,491,858	802,704	4,325,026	2,139,419

Operating expenses:
General and administrative expenses	(999,072)	(415,437)	(2,124,550)	(970,951)

Income from operations	1,492,786	387,267	2,200,476	1,168,468

Other income (loss)	(5,201)	59	(4,718)	122

Income before provision for income taxes	1,487,585	387,326	2,195,758	1,168,590

Provision for income taxes	(343,512)	(68,214)	(480,414)	(205,116)

Net income	$1,144,073	$319,112	$1,715,344	$963,474

Foreign currency translation adjustment	(22,523)	(4,006)	(21,903)	(2,302)

Comprehensive income	$1,121,550	$315,106	$1,693,441	$961,172

Earnings per common share– basic and diluted	$0.12	$0.04	$0.18	$0.12
Weighted average number of common shares outstanding	9,452,919	8,339,040	9,407,386	8,339,040

The accompanying notes are an integral part of these condensed financial statements.

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TAKUNG ART CO., LTD

CONSOLIDATED STATEMENTS OF CASH FLOW

(STATED IN U.S. DOLLARS)

(UNAUDITED)

	For the Nine Months Ended September 30,
	2015	2014 (restated)
Cash flows from operating activities:

Net income	$1,715,344	$963,474
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	240,921	134,901
Share-based compensation	186,000	-

Changes in operating assets and liabilities:
Deposit	(117,678)	(302)
Other receivables	213,665	(30,415)
Prepayment	(562,231)	24,796
Account receivables	-	(82,554)
Restricted cash	(7,949,252)	(1,510,621)
Accounts payables	14,980	-
Due todirector	(3,231)	8,357
Customer deposits	7,949,252	1,511,666
Deferred tax assets	-	27,504
Deferred tax liabilities	(15,303)	(4,557)
Tax payable	495,775	182,170
Accrued expenses and other payables	(1,356,612)	90,058
Net cash provided by operating activities	811,630	1,314,477

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(507,032)	(20,544)
Deposit for property, plant and equipment		(164,665)
Net cash used in investing activities	(507,032)	(185,209)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from subscription receivables	1,928,191	-
Net cash provided by (used in) investing activities	1,928,191	-

Effect of exchange rate change on cash and cash equivalents	3,053	(1,854)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	2,235,842	1,127,414

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	2,355,839	260,187

CASH AND CASH EQUIVALENTS - END OF PERIOD	$4,591,681	$1,387,601

SUPPLEMENTAL DISCLOSURES OF CASH FLOW ACTIVITY
Cash paid during the year for income taxes	$-	$-
Cash paid during the year for interest expense	$-	$-

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1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Takung Art Co., Ltd.(the “Company” or “Takung Art”), a Delaware corporation (formerly Cardigant Medical Inc.) through HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd. (“Takung”), a Hong Kong company and our wholly owned subsidiary, operates an electronic online platform located at www.takungae.com for artists, art dealers and art investors to offer and trade in valuable artwork.

HongKong Takung Assets & Equity of Artworks Exchange Co., Ltd. (“Takung”) was incorporated in Hong Kong on September 17, 2012 and operates an electronic online platform for offering and trading artwork. For the period from September 17, 2012 (inception) to December 31, 2012, there was no operation except the issuance of shares for subscription receivable. We generate revenue from our services in connection with the offering and trading of artwork on our system, primarily consisting of listing fees, trading commissions, and management fees. We conduct our business primarily in Hong Kong, People’s Republic of China.

Takung (Shanghai) Co., Ltd (“Takung Shanghai”) is a limited liability company, with a registered capital of $1 million, located in the Shanghai Pilot Free Trade Zone. Takung Shanghai was incorporated on July 28, 2015. It is engaged in providing services to its parent company Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd. ("Takung") by receiving deposits from and making payments to online artwork traders of Takung for and on behalf of Takung.

REVERSE MERGER

On October 20, 2014, Cardigant Medical Inc. (or “Cardigant”) acquired all the issued and outstanding shares of Takung, a privately held Hong Kong corporation, pursuant to the Share Exchange Agreement and Takung became the wholly owned subsidiary of Cardigant in a reverse merger, or the Merger. Pursuant to the Merger, all of the issued and outstanding shares of Takung common stock were converted, at an exchange ratio of 10.4988-for-1, into an aggregate of 209,976,000 shares of Cardigant common stock and Takung became a wholly owned subsidiary of Cardigant. The holders of Cardigant’s common stock as of immediately prior to the Merger held an aggregate of 23,330,662 shares of Cardigant’s common stock, The accompanying financial statements share and per share information has been retroactively adjusted to reflect the exchange ratio in the Merger. Subsequent to the Merger, Cardigant’s name was changed from “Cardigant Medical Inc.” to “Takung Art Co., Ltd.”.

Under generally accepted accounting principles in the United States, (“U.S. GAAP”) because Takung’s former stockholders received the greater portion of the voting rights in the combined entity and Takung’s senior management represents all of the senior management of the combined entity, the Merger was accounted for as a recapitalization effected by a share exchange, wherein Takung is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of Takung have been brought forward at their book value and no goodwill has been recognized. Accordingly, the assets and liabilities and the historical operations that are reflected in Takung's consolidated financial statements are those of Takung and are recorded at the historical cost basis of Takung.

The results of operations of the acquired Cardigant business have been included in the consolidated statement of operations since the date of Merger.

Unless otherwise indicated or the context otherwise requires, references to “the Company” refer to Takung Art Co., Ltd. Disclosures relating to the pre-merger business of Takung, unless noted as being the business of Cardigant prior to the Merger, pertain to the business of Takung prior to the Merger.

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2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information article 10 of Regulation S-X.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of September 30, 2015 and December 31, 2014, respectively.

Comprehensive Income

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 220 “Reporting Comprehensive Income”, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. For the period ended September 30, 2015 and 2014, the Company’s comprehensive income includes net income and foreign currency translation adjustments.

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Foreign Currency Translation

The functional currency of Takung is the Hong Kong Dollar (“HKD”).

The functional currency of Takung Shanghai is the Renminbi (“RMB”).

The reporting currency of the Company is the United States Dollar (“USD”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on re-translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in USD at the exchange rates on the balance sheet dates, which are 7.7499 and 7.7531 as of September 30, 2015 and December 31, 2014 respectively; stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rates during the years, which are 7.7530 and 7.7545 for the period ended September 30, 2015 and 2014 respectively. For Renminbi currency, the Company’s assets and liabilities are expressed in USD at the exchange rate on the balance sheet dates, which is 6.3556 as of September 30, 2015; stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rates during the years, which is 6.2477 for the period ended September 30, 2015. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of September 30, 2015 and December 31, 2014, the Company’s cash and cash equivalents amounted $4,591,681 and $2,355,839, respectively. All of the Company’s cash deposit is held in a financial institution located in Hong Kong where there is currently regulation mandated on obligatory insurance of bank accounts.

Restricted Cash

Restricted cash represents the cash deposited by the traders (“buyers and sellers”) into a specific bank account under Takung (“the broker’s account”) in order to facilitate the trading ownership units of the artwork. The buyers are required to have their funds transferred to the broker’s account before the trading take place. Upon the delivery of the ownership units, the seller can send instructions to the bank, requesting the amount to be transferred to their personal accounts. After deducting the commission and the management fee as per Takung’s instruction, the bank will transfer the remainder to the seller’s personal account. Except for instructing the bank to deduct the commission and management fee, Takung has no right to manipulate any funds in the broker’s account. Restricted cash was $14,719,845 and $6,865,821 as of September 30, 2015 and December 31, 2014, respectively.

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Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains or losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred.

Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets' estimated residual value:

Classification	Estimated useful life

Furniture, fixtures and equipment	5 years

Leasehold improvements	3 years

Computer trading and clearing system	5 years

Long-lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When these events occur, the Company assesses the recoverability of these long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the future undiscounted cash flow is less than the carrying amount of the assets, the Company recognizes an impairment equal to the difference between the carrying amount and fair value of these assets.

No impairments were recorded during the period ended September 30, 2015 and December 31, 2014, respectively.

Revenue Recognition

The Company generates revenue from its services in connection with the offering and trading of artwork on our system, primarily consisting of listing fees, trading commissions, and management fees.

We recognize revenue once all of the following criteria have been met:

•	persuasive evidence of an arrangement exists;

•	delivery of our obligations to our customer has occurred;

•	the price is fixed or determinable; and

•	collectability of the related receivable is reasonably assured

Listing fee – The Company collects a listing fee once the ownership shares of the artwork are listed and successfully traded on our system, based on the agreed percentage of the total offering price. This amount is collected from the money raised from the issuance of such shares accounted as the listing fee revenue accordingly. When the ownership shares of the artwork is listed and starts trading on our system, the Original Owner and/or the Offering Agent pay(s) us a one-time offering fee and a listing deposit. The offering fee is determined based on many factors, such as the type of artwork and the offering size. We generally charge approximately 22.5-47% of the total offering price for calligraphies, paintings, jewelry, ambers and precious stones, which are the types of artwork listed and traded on our system as of September 30, 2015. Listing fee revenue was $439,811 and $1,549,587 for the three and nine months ended September 30, 2015, respectively, $309,637 and $915,632 for the three and nine months ended September 30, 2014.

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Commission – The Company charges trading commissions for the purchase and sale of the ownership units of the artworks. The commission is typically 0.3% of the total amount of each transaction, but as an initial promotion, we currently charge a reduced fee of 0.2% of the total transaction amount with the minimum charge of $0.13 (HK$1). The commission is accounted for as revenue and immediately deducted from the proceeds from the sales of artwork ownership units when a transaction of the sales of artwork units is completed.

As part of the referral incentive program, the Company would rebate 5% of the commission earned from the transaction to the related referrer. A discount program is offered to the VIP traders — when their trading volumes of certain artworks reach an agreed level of each month, a contractually determined flat rate of trading commission is applied to the transactions of these certain artworks. Any trading commission charges incurred by the VIP traders over the flat rate will be waived. The discounted rate varies between the selected artworks. Besides, a separate discount program is offered to the buyers by waiving their trading commissions during certain promotion periods. The rebates and discounts are recognized as a reduction of revenue in the same period the related revenue is recognized.

Commission revenue was $2,239,526 and $3,267,516 for the three and nine months ended September 30, 2015, respectively, and $569,482 and $1,442,443 for the three and nine months ended September 30, 2014, respectively.

Management fee – The Company charges management fees for covering the insurance, storage, and transportation for an artwork and trading management of artwork units, which are calculated at $0.0013 (HK$0.01) per 100 artwork ownership units per day. The management fee is accounted for as revenue, and immediately deducted from the proceeds from the sales of artwork ownership units when a transaction is completed.

A discount program is offered to waive the management fee during certain promotion periods. Such discount is recognized as a reduction of the revenue in the same period the related revenue is recognized.

Management fee revenue was $26,889 and $98,674 for the three and nine months ended September 30, 2015, respectively, and $42,741 and $77,373 for the three and nine months ended September 30, 2014, respectively.

Annual fee income – The Company charges an annual fee for providing traders with premium services, including more in-depth information and tools, on the trading platform. This revenue is recognized ratably over the service agreement period.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

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Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Earnings per share

Basic earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted-average number of common shares and dilutive potential common shares outstanding during the period.

As of September 30, 2015 and December 31, 2014, respectively, there were no outstanding securities or other contracts to issue common stock, such as options, warrants or conversion rights, which would have a dilutive effect on earnings per share.

Reverse Stock Split

On August 10, 2015, the Company’s board of directors and a majority of the Company’s stockholders approved a reverse stock split of its issued and outstanding shares of Common Stock at a ratio of 1-for-25.

Upon filing of the Certificate of Amendment, every twenty-five shares of the Company’s issued and outstanding Common Stock were automatically converted into one issued and outstanding share of Common Stock, without any change in par value per share. All references made to share or per share amounts in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect the 1-for-25 reverse stock split. See Notes 7 for additional information about the reverse stock split.

Intangible Assets

Intangible assets represent the Company’s trademark. For intangible assets with indefinite lives, the Company evaluates intangible assets for impairment at least annually and more often whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. The Company has not recorded impairment of intangible assets as of September 30, 2015 and December 31, 2014.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported net income or losses.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for us in our first quarter of fiscal 2018 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09; or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09.

In July 2015, the FASB decided to delay the effective date of ASU 2014-09 by one year. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. As such, the updated standard will be effective for us in the first quarter of 2018, with the option to adopt it in the first quarter of 2017. We are still evaluating the effect that the updated standard will have on our consolidated financial statements and related disclosures. The adoption of this ASU is not expected to have a material impact on the Company's consolidated financial statements.

In September 2015, the FASB issued Accounting Standards Update ("ASU") 2015-16, “Simplifying the Accounting for Measurement-Period Adjustments," which requires the acquirer in a business combination recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. Public entities are required to apply ASU 2015-16 for annual and interim reporting periods beginning after December 15, 2015. The Company is evaluating the impact that this new guidance will have on its consolidated financial statements.

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3. PROPERTY AND EQUIPMENT, NET

	September 30, 2015	December 31, 2014

Cost
Furniture, fixtures and equipment	$61,414	$54,429
Leasehold improvements	140,970	139,686
Computer trading and clearing system	1,624,441	1,125,316
Sub-total	1,826,825	1,319,431
Less: accumulated depreciation	(522,805)	(281,673)
Property and equipment, net	$1,304,020	$1,037,758

Depreciation expense was $84,076 and $240,921 for the three and nine months ended September 30, 2015, respectively, and $48,340 and $134,901 for the three and nine months ended September 30, 2014, respectively.

4. INTANGIBLE ASSETS

Intangible assets consist of the Company’s trademarks with indefinite useful life. The intangible asset was $20,555 and $20,547 as of September 30, 2015 and December 31, 2014, respectively.

5. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of September 30, 2015 and December 31, 2014 consisted of:

	September 30,	December 31,
	2015	2014

Trading and clearing system	$122,830	$399,195
Accruals for promotional services related to trading platform	-	894,481
Accruals for professional fees	55,158	73,420
Accruals for consulting fees	201,645	413,900
Accruals for office rental	5,089	11,437
Accruals for Artwork Storage	138,545	-
Payroll payables	3,032	297
Other payables	7,842	98,795
Total accrued expenses and other payables	$534,141	$1,891,525

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6. INCOME TAXES

The income tax expense was $343,512 and $480,414 for the three and nine months ended September 30, 2015, and $68,214 and $205,116 for the three and nine months ended September 30, 2014, respectively.

Our effective tax rate was 23.1% and 21.9% for the three and nine months ended September 30, 2015 respectively, and 17.6% and 17.6% for the three and nine months ended September 30, 2014 respectively.

7. COMMITMENTS

Capital Commitments

The Company purchased property, plant and equipment which the payment was due within one year. As of September 30, 2015 and December 31, 2014, the Company has capital commitments of $348,329 and $499,929, respectively.

Operation Commitments

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and the dormitory, as well as hardware trading platform as of September 30, 2015 are payable as follows:

Remaining 2015	$132,148

Year ending December 31, 2016	349,083

Year ending December 31, 2017	249,088

Year ending December 31, 2018	84,541
Total	$814,860

Rental expense of the Company was $103,144 and $308,400 for the three and nine months ended September 30, 2015. Rental expense of the Company was $61,268 and $170,844 for the three and nine months ended September 30, 2014.

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8. STOCKHOLDERS’ EQUITY

On July 7, 2015, the Board granted  300,000 shares of fully vested common stock to a third party for consulting services. The shares were subsequently issued on August 26, 2015 and the Company fair valued the shares at grant date and  recorded $186,000 as share-based  compensation expense during the three months ended September 30, 2015.

On August 10, 2015 (the “Effective Time”), Takung Art Co., Ltd (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split of its issued and outstanding shares of common stock at a ratio of 1-for-25 (the “Reverse Stock Split”). The Reverse Stock Split was approved by the Company’s board of directors and by written consent of the holders of a majority of the Company’s issued and outstanding common stock.

Upon filing of the Certificate of Amendment, every twenty-five shares of the Company’s issued and outstanding common stock were automatically converted into one issued and outstanding share of common stock, without any change in par value per share. The Reverse Stock Split will be applied to all shares of the Company’s common stock outstanding immediately prior to the Effective Time. In addition, the Reverse Stock Split will effect a reduction in the number of shares of common stock issuable upon the conversion of shares of preferred stock or upon the exercise of stock options or warrants outstanding immediately prior to the effectiveness of the Reverse Stock Split. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will be entitled to rounding up their fractional shares to the nearest whole number.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses and Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

SEC Registration Fee	$236.59
Printing Expenses	$0
Legal Fees and Expenses	$27,500
Accountants’ Fees and Expenses	$8,000
Blue Sky Fees and Expenses	$0
Transfer Agent’s Fees	$500	*
Miscellaneous Expenses	$500	*
Total	$36,736.59	*

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

We governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

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Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

Consistent with Section 145 of the Delaware General Corporation Law, Article VI of our By-laws, as amended, provide that our officers, directors , agents and employees shall be indemnified by the Company to the fullest extent permitted by Delaware law. We believe that the indemnification provisions in our By-laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Company may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Company would have the legal power to indemnify them directly against such liability.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Company nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Indemnification Against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

On September 23, 2014, we entered into a share exchange agreement (“Share Exchange Agreement”) with (i) Hong Kong Takung Assets and Equity of Artworks Exchange Co., Ltd., a limited liability company formed under the laws of Hong Kong, Special Administrative Region, China (“Hong Kong Takung”), and (ii) Kirin Linkage Limited and Loyal Heaven Limited, which are the members of Hong Kong Takung to acquire all the issued and outstanding capital stock of Hong Kong Takung in exchange for the issuance to Kirin Linkage Limited and Loyal Heaven Limited an aggregate of 209,976,000 pre-Reverse Stock Split restricted shares of our Common Stock (the “Reverse Merger”).The Reverse Merger closed on October 20, 2014.

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Both Kirin Linkage Limited and Loyal Heaven Limited and their respective natural person shareholders are not U.S. Persons (as that term is defined in Regulation S of the Securities Act) and they acquired our shares in the Reverse Merger outside of the United States.

In issuing these securities to Kirin Linkage Limited and Loyal Heaven Limited, we claimed an exemption from the registration requirements of the Securities Act for the private placements of the shares of our Common Stock to them pursuant to Regulation S promulgated thereunder since, among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, the recipient of the shares certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

On November 16, 2015, we entered into various subscription agreements with and sold to the selling stockholders a total of 1,000,000 shares of Common Stock at a price of $1.58 per share (the “Shares”) for aggregate gross proceeds of $1,580,000 (the “Private Placements”). The Shares were offered and sold without registration under the Securities Act in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D and/or Rule 903 of Regulation S promulgated thereunder. No commissions were paid by the Company in connection with the Private Placements.

Each of the subscribers in the Private Placements has represented to the Company that it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Additionally, we completed the Private Placements of the Shares pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the Shares was completed in "offshore transactions", as defined in Rule 902(h) of Regulation S. We did not engage in any "directed selling efforts", as defined in Regulation S, in the United States in connection with the sale of the Shares. The selling stockholders represented to us that the investors were not U.S. persons, as defined in Regulation S, and were not acquiring the Shares for the account or benefit of a U.S. person. The subscription agreements executed between us and the selling stockholders included statements that the Shares had not been registered pursuant to the Securities Act and that the Shares may not be offered or sold in the United States unless the Shares are registered under the Securities Act or pursuant to an exemption from the Securities Act. The selling stockholders agreed by execution of the subscription agreement for the Shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S or Regulation D, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S or Regulation D, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act. All Shares issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S and/or Regulation D of the Securities Act and could not be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

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On November 20, 2015, we entered into a Consulting Agreement with Regeneration for the provision of certain consulting and advisory services, including without limitation, assisting in the preparation of Company financial projections, business plans, executive summaries and website, and recruiting qualified directors and officers. In consideration for providing such services, the Company issued to Regeneration 487,000 restricted shares of Common Stock (the “Compensation Shares”) which are placed in an escrow account maintained with the Company’s attorneys until either (i) the Company has successfully listed its securities on the NASDAQ or other U.S. securities exchange on or before December 31, 2016, whereupon the Compensation Shares shall be forthwith delivered to Regeneration or (ii) if the Company is unsuccessful in listing its securities on the NASDAQ or other U.S. securities exchange on or before December 31, 2016, the Compensation Shares shall be returned to the Company for cancellation. Regeneration shall be entitled to “piggy-back” registration rights with respect to the Compensation Shares.

The Compensation Shares were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 16. Exhibits

Exhibit Number	Description
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Amendment of the Certificate of Incorporation (1)
3.4	Certificate of Amendment of the Certificate of Incorporation (1)
3.5	Certificate of Amendment (2)
3.6	Certificate of Amendment (3)
3.7	Certificate of Amendment (5)
3.8	Certificate of Incorporation of HongKong Takung Assets and Equity Artworks Exchange Co., Ltd.(4)
3.9	Articles of Association of HongKong Takung Assets and Equity Artworks Exchange Co., Ltd.(4)
4.1	Takung Art Co., Ltd 2015 Incentive Stock Plan (6)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP (10)
10.1	Share Exchange Agreement dated September 23, 2014, by and among Cardigant Medical Inc., HongKong Takung Assets and Equity Artworks Exchange Co., Ltd., and the shareholders of HongKong Takung Assets and Equity Artworks Exchange Co., Ltd.(4)
10.2	Tenancy Agreement with Hongville Limited (4)
10.3	Co-Owner Agreement (4)
10.4	Provisional Rules Governing the Trading in Artwork Units (4)
10.5	Provisional Rules Governing the Offering and Listing of Artwork Units(4)
10.6	Market Entry Agreement of Traders (4)
10.7	Provisional Administrative Measures Governing the Registration and Clearing of Artwork Units(4)
10.8	Order Form with China Telecom Global Limited(4)
10.9	Employment Letter, dated June 1, 2014, by and between HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd. and Di Xiao(4)
10.10	Cooperation Agreement for Bank-Dealer Payment Services, dated August 20, 2013, by and between Wing Lung Bank Ltd. and HongKong Takung Assets and Equity Artworks Exchange Co., Ltd (4)
10.11	Agreement of Funds Transfer Services, dated June 25, 2014, by and between China Merchants Bank Co., Ltd., Hong Kong Branch and HongKong Takung Assets and Equity Artworks Exchange Co., Ltd (4)

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10.12	Internet and SMS Marketing Services Agreement between HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd and Shenzhen Qianrong Cultural Investment Development Co., Ltd (7)
10.13	Print Media Promotion Services Agreement between HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd and Shenzhen Qianrong Cultural Investment Development Co., Ltd (7)
10.14	Trader Promotion Services Agreement between HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd and Shenzhen Qianrong Cultural Investment Development Co., Ltd (7)
10.15	Software Development Agreement between HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd and Shenzhen Qianrong Cultural Investment Development Co., Ltd (7)
10.16	Subscription Agreement (8)
10.17	Consulting Agreement between the Company and Regeneration Capital Group, LLC dated November 20, 2015 (9).
10.18	Software Development Agreement dated August 1, 2015, between HongKong Takung Assets and Equity of Artworks Exchange Co., Ltd. and Shenzhen Qianrong Cultural Investment Development Co., Ltd.(10)
16.1	Letter from Farber Hass Hurley LLP (4)
21.1	List of Subsidiaries (7)
23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1) (10)
101.INS	XBRL Instance Document*
101.SCH	XBRL Taxonomy Extension Schema Document*
101.CAL	XBRL Taxonomy Calculation Linkbase Document*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	XBRL Taxonomy Label Linkbase Document*
101.PRE	XBRL Taxonomy Presentation Linkbase Document*

(1)	Incorporated herein by reference to the exhibits to our registration statement on Form S-1 filed with the SEC on August 16, 2011.

(2)	Incorporated herein by reference to the exhibit to our current report on Form 8-K filed with the SEC on March 7, 2013.

(3)	Incorporated herein by reference to the exhibit to our current report on Form 8-K filed with the SEC on November 6, 2014.

(4)	Incorporated herein by reference to the exhibit to our current report on Form 8-K filed with the SEC on October 22, 2014.

(5)	Incorporated herein by reference to Exhibit 3.1 to our current report on Form 8-K filed with the SEC on August 12, 2015.

(6)	Incorporated herein by reference to Exhibit 4.1 to our registration statement on Form S-8 filed with the SEC on August 27, 2015.

(7)	Incorporated herein by reference to the exhibits to our annual report on Form 10-K filed with the SEC on March 31, 2015.

(8)	Incorporated herein by reference to the exhibits to our current report on Form 8-K filed with the SEC on November 17, 2015.

(9)	Incorporated herein by reference to the exhibits to our current report on Form 8-K filed with the SEC on November 23, 2015.

(10)	Incorporated herein by reference to the exhibits to our registration statement on Form S-1 filed with the SEC on November 25, 2015.

*Filed herewith

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(6)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong, SAR, on the 26th day of January, 2016.

TAKUNG ART CO., LTD.

By:	/s/ Di Xiao
Di Xiao
Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

/s/ Di Xiao	January 26, 2016
Di Xiao
Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ William Kwok Keung Tsui	January 26, 2016
William Kwok Keung Tsui
Director

/s/ Joseph Levinson	January 26, 2016
Joseph Levinson
Director

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